                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             HALSEY DRUG CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             HALSEY DRUG CO., INC.
                           695 NORTH PERRYVILLE ROAD
                             CRIMSON BUILDING NO. 2
                            ROCKFORD, ILLINOIS 61107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     Notice is hereby given that the 1999 Annual Meeting of Shareholders (the "Meeting") of Halsey Drug Co., Inc., a New York corporation (the "Company"), will be held at the [LaGuardia Airport Marriott, 102-05 Ditmars Boulevard, East Elmhurst, New York] on [Friday][August 6], 1999 at 10:00 a.m., Eastern Time, for the purposes listed below:



     1. To elect nine directors to the Board of Directors who shall serve until the 2000 Annual Meeting of Shareholders, or until their successors have been elected and qualified;



     2. To authorize an amendment to the Company's Certificate of Incorporation (the "Charter") to increase the number of authorized shares of its $.01 par value common stock (the "Common Stock") from 40,000,000 shares to 80,000,000 shares;


     3. To authorize an amendment to the Charter to increase the size of the Board of directors from a maximum of eight (8) to eleven (11) directors;


     4. To authorize an amendment to the Charter to entitle the holders of the Company's 5% Convertible Senior Secured Debentures due March 15, 2003 to vote on all matters submitted to a vote of shareholders of the Company, voting together with holders of Common Stock (and any other shares of capital stock or securities of the Company entitled to vote at a meeting of shareholders) as one class;



     5. To authorize the issuance by the Company of up to 20,902,396 shares of its Common Stock upon the conversion of 5% convertible senior secured debentures due March 15, 2003 and exercise of common stock purchase warrants issued by the Company pursuant to the Debenture and Warrant Purchase Agreement dated as of May 26, 1999 by and between the Company, Oracle Strategic Partners, L.P. and other investors listed on the Signature Page thereto (the "Oracle Purchase Agreement");



     6. To adopt an amendment to the Company's 1998 Stock Option Plan to increase the number of shares available for grant under the Plan;



     7. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999; and



     8. To transact such other business as may properly come before the Meeting or any adjournment thereof.



     Only shareholders of record at the close of business on [July 2], 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


     For a period of 10 days prior to the Meeting, a shareholders list will be kept at the Company's principal office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

     Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Meeting and further information regarding each proposal to be made.

     SHAREHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors

                                          MICHAEL K. REICHER
                                          President and Chief Executive Officer


[July 7], 1999

Rockford, Illinois

                             HALSEY DRUG CO., INC.
                           695 NORTH PERRYVILLE ROAD
                             CRIMSON BUILDING NO. 2
                            ROCKFORD, ILLINOIS 61107

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Halsey Drug Co., Inc. (the "Company") of proxies in the accompanying form, to be voted at the 1999 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on [Friday], [August 6], 1999, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy were first mailed to shareholders on or about [July 7], 1999.



     The close of business on [July 2], 1999 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, the Company's outstanding voting securities (exclusive of 439,603 shares held in treasury) consisted of [14,286,440] shares of common stock, $.01 par value per share (the "Common Stock"). Under the New York Business Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN"are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not effect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors.

                               TABLE OF CONTENTS


   ITEM                                                                        PAGE
----------                                                                     ---
Voting of Proxies............................................................    4
The Board of Directors.......................................................    4
Proposal 1   --  Election of Directors.......................................    5
             --  Executive Officers..........................................    6
Compensation of Executive Officers and Directors.............................    8
Summary Compensation Table...................................................    8
             --  Other Compensatory Arrangements.............................    8
             --  Employment Agreements.......................................    8
             --  Compensation of Directors...................................    9
             --  Stock Option Plans..........................................    9
Option Grants in 1998........................................................   10
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option       11
Values.......................................................................
Compensation Committee Interlocks and Insider Participation..................   11
Section 16(a) Beneficial Ownership Reporting Compliance......................   11
Report of the Compensation Committee on Executive Compensation...............   11
Performance Graph............................................................   13
Certain Relationships and Related Transactions...............................   14
             --  Vote Required...............................................   16
             --  Recommendation of the Board of Directors....................   16
Proposal 2   --  Amendment to Certification of Incorporation to Increase
                 Authorized Capital Stock....................................   17
             --  General.....................................................   17
             --  The Consolidated Bridge Loan Transactions...................   17
             --  Additional Terms of the Bridge Loan Agreement, Convertible
                 Notes and Bridge Warrants...................................   18
             --  Warrant Agreement...........................................   19
             --  Oracle Offering.............................................   19
             --  The Proposed Charter Amendment..............................   20
             --  Vote Required...............................................   23
             --  Recommendation of the Board of Directors....................   23
Proposal 3   --  Amendment to Certificate of Incorporation to Increase the
                 Size of the Board of Directors..............................   23
             --  Vote Required...............................................   24
             --  Recommendation of the Board of Directors....................   24
Proposal 4   --  Amendment to Certificate of Incorporation Granting Voting
                 Rights to Holders of Convertible Subordinated Debentures....   24
             --  General.....................................................   24
             --  Description of Oracle Purchase Agreement, the 1999 Debenture
                 and the 1999 Warrants.......................................   25
             --  Additional Terms of the Oracle Purchase Agreement, 1999
                 Debentures and 1999 Warrants................................   26
             --  The Proposed Amendment......................................   27
             --  Vote Required...............................................   28
             --  Recommendation of the Board of Directors....................   28
             --  Dissenting Shareholders' Rights of Appraisal................   28
Proposal 5   --  Approval of Issuance of Shares Underlying the 1999
                 Debentures and 1999 Warrants................................   31
             --  Vote Required...............................................   32
             --  Recommendation of the Board of Directors....................   32

   ITEM                                                                        PAGE
   ----                                                                        ----
Proposal 6   --  Approval of the Amendment to the Company's 1998 Stock Option
                 Plan........................................................   33
             --  Administration..............................................   33
             --  Shares Subject to the 1998 Plan.............................   34
             --  Eligibility.................................................   34
             --  Exercise Price of Options...................................   34
             --  Terms.......................................................   35
             --  Exercise of Options.........................................   35
             --  Federal Income Tax Consequences Relating to Incentive Stock
                 Options.....................................................   35
             --  Federal Income Tax Consequences Relation to Non-Qualified
                 Stock Options...............................................   36
             --  Previously Granted Options..................................   36
             --  Amendments and Discontinuance of the 1998 Plan..............   37
             --  Vote Required...............................................   37
             --  Recommendation of the Board of Directors....................   37
Proposal 7   --  Ratification of Appointment of Independent Certified Public
                 Accountants.................................................   37
             --  Recommendation of the Board of Directors....................   37
Security Ownership of Certain Beneficial Owners and Management...............   38
General......................................................................   40
Shareholder Proposals for 2000 Annual Meeting................................   41
Annex A -- Amended 1998 Stock Option Plan....................................  A-1
Annex B -- Section 623 of the New York Business Corporation Law relating to
           Dissenters' Appraisal Rights......................................  B-1

                               VOTING OF PROXIES

     Proxies may be revoked by shareholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Meeting.


     If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted at the Meeting and will be voted in accordance with the specifications made thereon. IF NO INSTRUCTIONS ARE INDICATED, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors, (ii) FOR the amendment to the Company's Certificate of Incorporation (the "Charter") to increase the number of authorized shares of the Company's Common Stock, (iii) FOR the amendment to the Company's Charter to increase the size of the Board of Directors of the Company from eight to eleven directors, (iv) FOR the amendment to the Company's Charter to entitle the holders of the Company's 5% Convertible Senior Secured Debentures due March 15, 2003 to vote on all matters submitted to a vote of shareholders of the Company,
(v) FOR the approval of the Company's issuance of up to 20,902,396 shares of the Company's Common Stock pursuant to the Oracle Purchase Agreement, (vi) FOR the adoption of the amendment to the Company's 1998 Stock Option Plan and (vii) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999.


                             THE BOARD OF DIRECTORS

     During the year ended December 31, 1998, the Board of Directors held 10 meetings. None of the Company's Board members attended less than 75% of the Board meetings held during 1998.

     During 1998, the Company had an Audit Committee, a Compensation Committee, a Stock Option Committee, an Executive Committee and a Technical and Business Development Committee of the Board of Directors. The Audit Committee, composed of Messrs. Bruce F. Wesson, Alan J. Smith and William Sumner, is responsible for nominating the Company's independent auditors, working with independent auditors and internal auditing staff of the Company and other corporate officials reviewing the financial statements of the Company and reporting on the results of the audits to the Board, reviewing the Company's insurance coverage, financial controls and filings with the Securities and Exchange Commission, and submitting to the Board its recommendations relating to the Company's financial reporting, accounting practices and policies and financial accounting and operation controls. The Audit Committee met once in 1998.

     The Company's Compensation Committee, composed of Messrs. Bruce F. Wesson, Alan J. Smith and William Sumner, is responsible for consulting with and making recommendations to the Board of Directors about executive compensation arrangements and the compensation of employees, and, prior to April, 1998, the grant of options under the Company's 1995 Stock Option Plan to individual officers and key employees. See "Compensation of Executive Officers and Directors -- Report of the Compensation Committee on Executive Compensation." As discussed below, effective April 16, 1998, responsibility for the grant of stock options under the Company's Stock Option Plan has been allocated to the Stock Option Committee of the Board of Directors. The Compensation Committee met once in 1998.

     In April 1998, the Board of Directors established a Stock Option Committee, composed of William Skelly, William Sumner and Alan Smith, an Executive Committee, composed of Srini Conjeevaram, Bruce F. Wesson, Michael Reicher and William Skelly, and a Technical and Business Development Committee, composed of Srini Conjeevaram, William Sumner and Alan Smith. The principal functions of the Stock Option Committee are to review management's recommendation as to employee option grants and to grant options under the Company's Stock Option Plans to employees, directors, and consultants. The Stock Option Committee met once in 1998. The principal functions of the Executive Committee are to act on behalf of the Board of Directors in lieu of a full Board meeting on such matters that are not of the type required to be considered by the full Board of Directors and to advise the Board as to the issues and matters under review by the Executive Committee at the meetings of the Board of Directors. The Executive Committee met twice in 1998. The principal functions of the Technology and Business Development Committee are to address and review regulatory oversight of the Company's operations, including compliance with applicable DEA and FDA regulations, compliance with state agency and regulatory requirements, compliance with Medicare reimbursement requirements and to consult with the Board regarding current and future compliance with applicable Federal and state regulations, including Current Good Manufacturing Practice regulations. The Technology and Business Development Committee met once in 1998.

     The Company does not have a standing nominating committee.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


     At the Meeting, nine individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During the fiscal year ended December 31, 1998, the Company's Board of Directors consisted of Messrs. Skelly, Reicher, Clemens, Sumner, Wesson, Conjeevaram and Shroff and Dr. Smith. Mr. Liffman was nominated to become a member of the Board on April 15, 1999, subject to conditions set forth below.


     Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the eight nominees, his principal occupation and the period during which such person has served as a Director are set out below.

          NAME OF NOMINEE            AGE         POSITION WITH THE COMPANY         DIRECTOR SINCE
          ---------------            ---         -------------------------         --------------
William Skelly(1)(3)(4)............  48     Chairman of the Board of Directors          1996
Michael K. Reicher(3)(4)...........  52     President, Chief Executive Officer
                                            and Director                                1998
Alan J. Smith, Ph.D.(1)(2)(5)......  69     Director                                    1995
William A. Sumner(1)(2)(5).........  61     Director                                    1997
Bruce F. Wesson(2)(3)(4)...........  56     Director                                    1998
Srini Conjeevaram(3)(4)(5).........  40     Director                                    1998
Zubeen Shroff......................  34     Director                                    1998
Peter A. Clemens(4)................  46     Vice President, Chief Financial
                                            Officer and Director                        1998
Joel D. Liffman....................  38     Nominee for Director                          --

---------------
(1) Member of Stock Option Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

(4) Member of Executive Committee

(5) Member of Technology and Business Development Committee

     WILLIAM SKELLY has been a Director of the Company since May 1996 and Chairman of the Company since October 1996. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc., companies involved in the animal health industry including veterinary biologicals and custom manufacturing of animal sera products. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc., a distributor and manufacturer of human generic prescription pharmaceuticals.

     MICHAEL K. REICHER has been President, Chief Executive Officer and a Director of the Company since February 19, 1998. In 1980, Mr. Reicher founded UDL Laboratories, Inc., a manufacturer of human generic pharmaceuticals, and served as its President through February 1998. In February 1996, UDL Laboratories, Inc. was purchased by Mylan Laboratories, Inc., and Mr. Reicher remained in the office of President until joining the Company in February 1998.

     ALAN J. SMITH, PH.D. has been a Director of the Company since 1995. Since 1991, Dr. Smith has been a management consultant specializing in pharmaceutical quality management, quality control, quality assurance and auditing, the Food and Drug Administration's Current Good Manufacturing Practice regulations and technology training, documentary systems and stability programming. From 1985 to 1991, he was Corporate Director of Quality Affairs for Whitehall Laboratories, a Division of American Home Products Corporation. Dr. Smith holds B.Sc. and Ph.D. degrees from the University of London.

     WILLIAM A. SUMNER has been a director of the Company since August 1997. From 1974 until his retirement in 1995, Mr. Sumner held various positions within Hoechst-Roussel Pharmaceuticals, Inc., a manufacturer and distributor of pharmaceutical products, including Vice-President and General Manager, Dermatology Division from 1991 through 1995, Vice President, Strategic Business Development, from 1989 to 1991 and Vice President, Marketing from 1985 to 1989. Since his retirement from Hoechst-Roussel Pharmaceuticals, Inc. in 1995, Mr. Sumner has acted as a consultant to various entities in the pharmaceutical field.

     BRUCE F. WESSON has been a director of the Company since March 1998. Mr. Wesson is President of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Witco Corporation, a publicly traded company, and several privately held companies. Mr. Wesson earned a degree from Colgate University and a Master of Business Administration from Columbia University.

     SRINI CONJEEVARAM has been a director of the Company since March 1998. Mr. Conjeevaram is Chief Financial Officer of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January 1991, he was an Associate in Corporate Finance at Smith Barney, Harris Upham & Co. Inc. from 1989 to 1990 and a Senior Project Engineer for General Motors Corporation from 1982 to 1987. Mr. Conjeevaram serves as a director of Derma Sciences, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, a Master of Science degree in Mechanical Engineering from Stanford University, and a Master of Business Administration from Indiana University.

     ZUBEEN SHROFF has been a director of the Company since June 1998. Mr. Shroff is a General Partner of Galen Partners III, L.P. He joined Galen Associates, a health care venture firm, in January 1997 from The Wilkerson Group, a leading provider of management consulting services to the health care industry. Prior to The Wilkerson Group, he worked for Schering-Plough International from 1989 to 1993 in a variety of staff and line management positions and as head of Schering-Plough France's biotech franchise. Mr. Shroff received a Bachelor of Science in Biological Sciences from Boston University in 1986 and a Masters of Business Administration from The Wharton School in 1988.

     PETER A. CLEMENS has been the Vice President and Chief Financial Officer of the Company since February 1998 and a director of the Company since June 1998. From February, 1988 until joining the Company, Mr. Clemens was employed by TC Manufacturing Co., Inc. ("TC") which, through its various subsidiaries and divisions, manufactures generic pharmaceuticals, industrial coatings and flexible packaging. Mr. Clemens was TC's President from February, 1996 through February, 1998. Prior to that time, he held the position of Vice President and Chief Financial Officer.

     JOEL D. LIFFMAN has been a General Partner of Oracle Partners, L.P. since 1996. Prior to joining Oracle Partners, Mr. Liffman was Senior Vice President of Business Development at Merck-Medco, Inc. Prior to such time, Mr. Liffman was Vice President/Business Development at Medco Containment Services and Vice President of Equity Research and later as Vice President of Corporate Finance at Drexel Burnham Lambert. Mr. Liffman holds a degree from Boston University.

EXECUTIVE OFFICERS

     Michael K. Reicher, President and Chief Executive Officer.

     Peter A. Clemens, Vice President and Chief Executive Officer.

     Stephanie Heitmeyer has been Vice President -- Sales since March 1998. Prior to joining the Company, Ms. Heitmeyer served as Senior Manager, National Accounts of Mylan Laboratories, Inc., a pharmaceutical manufacturer, and prior to that, served as Corporate Account Manager, Managed Healthcare Specialist of Amgen Pharmaceuticals. Age: 53.

     Jeryl Driggin Rubin has been Vice President, Corporate Compliance since May 1998. From 1979 until joining the Company, Ms. Rubin was employed by Ganes Chemicals, Inc., a pharmaceutical manufacturer located in Carlstadt, New Jersey. Ms. Rubin served as Vice President, Quality Assurance & Regulatory Affairs for Ganes from 1993 to April 1998. Prior to that time, Ms. Rubin held the positions of Director of Marketing & Regulatory Affairs, Director of Marketing and Assistant Product Manager. Ms. Rubin holds a MS degree in Basic Medical Science and is a member of the Drug Chemical and Allied Trade Association Board of Directors. Age: 43.

     Carol Whitney has been Vice President of Administration since April 1998. From 1992 until joining the Company, Ms. Whitney served as Director of Human Resources for UDL Laboratories, Inc., a generic pharmaceutical manufacturer located in Rockford, Illinois. Age: 52.

     Robert Seiser has been Corporate Controller and Treasurer since March 1998. From 1992 until joining the Company, Mr. Seiser served as Treasurer and Corporate Controller of TC Manufacturing Co., Inc., a privately held company based in Evanston, Illinois. Mr. Seiser is a Certified Public Accountant and earned a B.B.A. degree from Loyola University of Chicago. Age: 35.

     The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and served at the discretion of the Board, although the employment of Michael Reicher, the Company's President and Chief Executive Officer, and Peter Clemens, the Company's Vice President and Chief Financial Officer are subject to the provisions of their respective Employment Agreements. See "Compensation of Executive Officers and Directors -- Employment Agreements."


     On March 10, 1998, the Company consummated a private offering of securities for an aggregate purchase price of $20.8 million (the "Galen Offering"). The securities issued in the Offering consisted of 5% convertible senior secured debentures (the "Debentures") and common stock purchase warrants (the "Warrants") exercisable for an aggregate of 4,202,020 shares of the Company's Common Stock. The Debentures and Warrants were issued by the Company pursuant to a certain Debenture and Warrant Purchase Agreement dated March 10, 1998 (the "Galen Purchase Agreement") by and among the Company, Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (collectively "Galen") and each of the Purchasers listed on the signature page thereto (inclusive of Galen, collectively, the "Galen Investor Group"). The Purchase Agreement provides that the Galen Investor Group has the right to designate for nomination three persons to be members of the Company's Board of Directors as of the Closing Date of the Offering. The Company's by-laws provides that the Board of Directors shall consist of not more than 11 members. Each of Bruce F. Wesson, Srini Conjeevaram and Zubeen Shroff are designees of the Galen Investor Group. The Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, three designees of the Galen Investor Group for so long as the Debentures and Warrants remain outstanding.



     On May 26, 1999, the Company consummated a private offering of securities for an aggregate purchase price of up to approximately $22.8 million with Oracle Strategic Partners, L.P. ("Oracle") and certain existing shareholders of the Company (the "Oracle Offering"). A detailed description of the Oracle Offering is contained in Proposal 4. The terms of the Oracle Offering provide, among other things, that the holders of a majority in the principal amount of the securities issued in the Oracle Offering will have the right to designate for nomination one person to be a member of the Company's Board of Directors, subject to shareholder approval, for so long as the securities issued by the Company in the Oracle Offering remain outstanding. See "Proposal 4 -- Amendment to Certificate of Incorporation Granting Voting Rights to Holders of Convertible Senior Secured Debentures" and "Proposal 3 -- Amendment to Certificate of Incorporation to Increase the Size of the Board of Directors."



     The nomination of Mr. Liffman to the Board of Directors is expressly subject to the receipt of shareholder approval to increase the size of the Board of Directors as provided in Proposal 3 hereof.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's President and Chief Executive Officer and each of the Company's executive officers (the "named executive officers") whose total annual compensation for 1998 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                          -------------------------
                                          ANNUAL COMPENSATION             SECURITIES
                                 --------------------------------------   UNDERLYING
                                                           OTHER ANNUAL     STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY    BONUS   COMPENSATION    OPTIONS     COMPENSATION
---------------------------      ----   --------   -----   ------------   ----------   ------------
Michael Reicher(1).............  1998   $146,057     0       $     --     1,000,000      $     --
  President and Chief Executive
  Officer
Peter Clemens..................  1998    116,846     0       $     --       300,000      $     --
  Vice President and Chief
  Financial Officer

---------------

(1) Messrs. Reicher and Clemens were appointed President and Chief Executive Officer, and Vice President and Chief Financial Officer, respectively, effective February 19, 1998.


OTHER COMPENSATORY ARRANGEMENTS

     Executive Officers and key employees participate in medical and disability insurance plans provided to all non-union employees of the Company. The Company also provided automobiles to certain of its executive Officers. Although the Company is unable to assign a precise value to the possible personal benefit derived from the use of the automobiles, the Company believes that, as to each officer, such personal benefit amount is less than the lesser of $6,000 or 10% of such officer's compensation reported above in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

     Michael K. Reicher is employed pursuant to an Employment Agreement effective as of March 10, 1998, which provides that Mr. Reicher will serve as the Company's President and Chief Executive Officer for a term of five years. The Agreement provides for an annual base salary of $175,000 plus the payment of an annual bonus to be determined based on the satisfaction such targets, conditions or parameters as may be set from time to time by the Compensation Committee of the Board of Directors of the Company. No bonus was paid for fiscal 1998. The Employment Agreement also provides for the grant of stock options to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $2.375 per share (representing the closing price for the Company's common stock as reported by the AMEX on the day preceding the grant of the option), which options vest in equal increments of 62,500 option shares at the end of each quarterly period during the term of the Agreement (as such vesting schedule may be amended by mutual agreement between Mr. Reicher and the Board of Directors). The Employment Agreement also permits the Company to repurchase the vested portion of Mr. Reicher's options upon his termination for cause (as defined in the Agreement) or his resignation, at a purchase price equal to the positive difference, if any, between the average of the Closing Price of the Company's common stock as reported by the AMEX for the five trading days prior to the date of termination or resignation, multiplied by the number of option shares which, as of the date of termination, are vested under the option. The Employment Agreement contains standard termination provisions including upon death, disability, for cause (as defined in the Agreement) and without cause. In the event the Employment Agreement is terminated without cause, the Company is required to pay Mr. Reicher an amount equal to $350,000 or twice his then base salary, whichever is greater, payable in 24 equal monthly installments. The Employment Agreement permits Mr. Reicher to terminate the Agreement in the event of a change of control (as defined in the Agreement) and restricts Mr. Reicher from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement, from competing with the Company at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment.

     Peter Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, which provides that Mr. Clemens will serve as the Company's Vice President and Chief Financial Officer for a term of three years. The Employment Agreement provides an annual base salary of $140,000 plus the payment of an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. No bonus was paid for fiscal 1998. The Employment Agreement also provides for the grant of stock options to purchase 300,000 shares of the Company's common stock at an exercise price of $2.375 per share, which options vest in equal increments of 25,000 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors). The remaining terms of Mr. Clemen's Employment Agreement with the Company are substantially identical to that of Mr. Reicher.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional or special remuneration for their serviced as Directors. Directors who are not employees of the Company receive an annual grant of options to purchase 10,000 shares of the Company's common stock (15,000 shares in the case of the Chairman of the Board) and $500 for each meeting attended ($250 in the case of telephonic meetings). This option-based compensation structure was approved by the Board for fiscal 1998, replacing the prior compensation structure providing for an annual retainer of $25,000 and an additional fee of $500 per meeting attended. The Company also reimburses Directors for travel and lodging expenses, if any, occurred in connection with attendance at Board meetings. Directors who serve on any of the Committees established by the Board of Directors receive $250 for each Committee meeting attended unless held on the day of a full Board meeting.

STOCK OPTION PLANS

     The Company currently maintains three stock option plans adopted in 1984, 1995 and 1998, respectively. The Company in the past has used, and will continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

     The 1984 Stock Option Plan. In March 1984, the Company's shareholders approved the adoption of a stock option plan (the "1984 Stock Option Plan"). The 1984 Stock Option Plan, as amended, provided for the grant of options to purchase up to 1,000,000 shares of the Company's common stock. The 1984 Stock Option Plan terminated by its terms in March 1994.


     Incentive Stock Options ("ISO's") to purchase 821,666 shares and non-qualified stock options to purchase 120,363 shares have been granted under the 1984 Stock Option Plan. Stock options granted under the 1984 Stock Option Plan have a term of ten years. As of May 31, 1999, options to purchase 10,000 shares of the Company's common stock were outstanding under the 1984 Stock Option Plan and options to purchase 528,431 shares had been exercised. The average per share exercise price for stock options currently outstanding under the 1984 Stock Option Plan is approximately $2.00 No exercise price of an ISO was set at less than 100% of the market value of the underlying Common Stock on the date of grant, except that in the case of any person who owned stock possessing more than 10% of the total voting power of the Company, the exercise price was set at 110% of the market value of the underlying Common Stock. No further stock options may be granted under the 1984 Stock Option Plan.

     The 1995 Stock Option Plan. In September 1995 the Company established the 1995 Halsey Drug Co., Inc. Stock Option and Restricted Stock Purchase Plan (the "1995 Stock Option Plan"). Under the Plan, the Company may grant options to purchase up to 1,000,000 shares of the Company's Common Stock. ISO's may be granted to employees of the Company and its subsidiaries and non-qualified options may be granted to employees, directors and other persons employed by, or performing services for, the Company and its subsidiaries. Subject to the Plan, the Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. An employee may not receive ISO's exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.


     As of May 31, 1999, ISO's to purchase 941,510 shares and non-qualified options to purchase 52,490 shares have been granted under the 1995 Stock Option Plan. The average per share exercise price for all outstanding options under the 1995 Stock Option Plan is approximately $2.77. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock, except for grants made to any person who owned stock possessing more than 10% of the total voting power of the Company, in which case the exercise price was set at not less than 110% of the fair market value of the underlying Common Stock. No further shares of Common Stock remain available for grant under the 1995 Stock Option Plan.



     The 1998 Stock Option Plan. The 1998 Stock Option Plan was adopted by the Board of Directors in April 1998 and approved by the Company's shareholders in June 1998. The 1998 Stock Option Plan permits the grant of ISO and not-qualified stock options to purchase up to 2,600,000 shares of the Company's Common Stock. In accordance with the description contained under the captioned "Proposal
6 -- Approval of the Amendment to the Company's 1998 Stock Option Plan," the Board is seeking authorization to amend the 1998 Stock Option Plan to increase the number of shares available for grant under the Plan from 2,600,000 to 3,600,000 shares. As of May 31, 1999, ISO's to purchase 1,910,400 shares and non-qualified options to purchase 289,550 shares have been granted under the 1998 Stock Option Plan, leaving 400,050 shares available for grant under the Plan. For a description of the 1998 Stock Option Plan as well as the proposed amendment thereto, see "Proposal 6 -- Approval of the Amendment to the Company's 1998 Stock Option Plan."


                             OPTION GRANTS IN 1998

     The following table presents information regarding grants of options to purchase shares of the Company's Common Stock for each of the named executive officers receiving option grants in 1998:

                                             INDIVIDUAL GRANTS
                              ------------------------------------------------
                                           PERCENT OF
                                             TOTAL                               POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF     OPTIONS                                 ASSUMED ANNUAL RATES OF
                              SECURITIES   GRANTED TO                              STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES    EXERCISE                      FOR OPTION TERM(2)
                               OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   -----------------------------
NAME                           GRANTED        YEAR      SHARE(1)       DATE           5%              10%
----                          ----------   ----------   ---------   ----------   -------------   -------------
Michael Reicher.............  1,000,000(3)   44.34%       $2.38        2008       $1,496,700      $3,793,100
Peter Clemens...............    300,000(4)   13.30%       $2.38        2008          449,010       1,138,110

---------------
(1) The exercise price represents the fair market value at the date of grant.

(2) The dollar amounts in these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(3) Vests in equal increments of 62,500 shares at the end of each quarterly period during the first four years of the term of Mr. Reicher's Employment Agreement with the Company.

(4) Vests in equal increments of 25,000 shares of the end of each quarterly period during the term of Mr. Clemen's Employment Agreement with the Company.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table presents information regarding option exercises in 1998 and the value of options outstanding at December 31, 1998 for each of the named executive officers.

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Michael Reicher............................    187,500         812,500           $--             $--
Peter Clemens..............................     75,000         225,000           --              --

---------------
(1) Value is based upon a fair market value of $1.375 per share at December 31, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consisted of Messrs. Wesson, Smith and Sumner during fiscal 1998. During 1998, there were no Compensation Committee interlocks or insider participation in compensation decisions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Commission and the AMEX. Copies of all filed reports are required to be furnished to the Company pursuant to
Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes the Directors, executive officers and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 1998 except that (i) one Form 4 Statement of Changes in Beneficial Ownership filing by Mr. Skelly with respect to one transaction was filed late and (ii) two Form 4 Statement of Changes in Beneficial Ownership filing in respect of two transactions in the case of each of Messrs. Reicher, Clemens and Smith were filed late.

     The following report of the Compensation Committee and the performance graph in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee was formed in February 1993. Messrs. Wesson, Smith and Sumner served as members of the Committee during 1998. The Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, and other annual compensation, of the Company's executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     In 1999, the Company's executive compensation program will reflect the following executive compensation philosophy, which was developed by the Compensation Committee of the Board of Directors:

     The Company's mission is to be a significant provider of quality generic drugs in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

     The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and will be independently administered by the Committee of the Board of Directors which will meet regularly during the year and a majority of whom are independent non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.

     To align shareholder interests and executive rewards, portions of each of the Company's executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

     The program is designed and administered to:

     - provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, is in the judgment of the Committee, should increase long-term shareholder value;

     - link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

     - reward individual and team achievements that contribute to the attainment of the Company's business goals; and

     - provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

     In seeking to link executive pay to corporate performance, the Committee believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses,
(iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, (iv) the general performance of individual job responsibilities, and (v) the introduction of new generic drug products.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of (i) an annual salary and bonus and (ii) issuance of a long-term incentive represented by stock options. As explained below, the bonuses and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

     Salary and Bonus. The Company's two principal executive officers are parties to employment contracts with the Company which provides the minimum annual base salary to be payable to each of Messrs. Reicher and Clemens. In addition, the employment contracts provide for an annual bonus, in the discretion of the Committee, subject to the satisfaction of such targets, conditions or parameters as may be set from time to time by the Committee. For those executive officers not subject to an employment contract, the Committee will set the annual salary for such executive officer in or about December of each year and establish potential bonus compensation (including Messrs. Reicher and Clemens) that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Committee. The goals for

1999 will consist of a mix of targets for the performance measures of corporate earnings per share ("EPS"), net income and revenue, including qualitative goals relating to each officer's job function. The Committee intends to set these targets in the first half of the year. No bonus will be earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the bonus opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure. In setting compensation levels, the Committee compares the Company to a self-selected group of companies of comparable size, market capitalization, technological and marketing capabilities, performance and market place in which the Company competes for executives.

     In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Committee, such as
(i) major acquisitions and divestitures, (ii) significant one-time charges, and
(iii) changes in accounting principles required by the Financial Accounting Standards Board, are "compensation neutral" for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

     Stock Options. The longer-term component of the Company's executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price equal to or greater than the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of option. Generally a portion of the options vest over a period of time and expire no later than ten years, and in some cases five years after grant. Executives will generally be subject to limitations in selling the restricted stock immediately, and therefore will be incentivized to increase shareholder value.

     During fiscal 1998, the Company's two principal executive officers were parties to employment contracts which provided for a certain minimum annual base salary. There were no bonuses paid for fiscal 1998.

     In conclusion, the Committee believes the compensation policies and practices of the Company as described are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

     Submitted April 15, 1999 and signed by the members of the Compensation Committee.

            Alan J. Smith      William A. Sumner     Bruce F. Wesson

                               PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the yearly percentage change over the last five fiscal years in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the American Stock Exchange ("AMEX") of all domestic issuers traded on the AMEX and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (15-Drug Manufacturers) (the "Industry Index"). Such yearly percentage change has been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The AMEX Index has been selected as the required broad equity market index. The Industry Index consists of publicly traded companies in a business similar to that of the Company. The price of each investment unit has been set at $100 on December 31, 1993 for purposes of preparing this graph.

[Performance Graph]

                                                     HALSEY DRUG CO.            AMEX MARKET INDEX            MG GROUP INDEX
                                                     ---------------            -----------------            --------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    42.50                       83.33                      107.59
'1995'                                                    71.25                      113.86                      171.63
'1996'                                                   122.50                      120.15                      209.16
'1997'                                                    31.25                      144.57                      298.91
'1998'                                                    27.50                      142.61                      423.28

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 10, 1998, the Company completed a private offering of securities (the "Offering") to Galen Partners III, L.P., Galen Partners International, L.P., Galen Employee Fund III, L.P., (collectively "Galen") and each of the purchases listed on the signature page to a certain Debenture and Warrant Purchase Agreement dated March 10, 1998 (inclusive of Galen, collectively the "Galen Investor Group"). The securities issued in the Offering consisted of 5% convertible senior secured debentures and common stock purchase warrants. In addition, and accordance with the terms of the Debenture and Warrant Purchase Agreement, the Company granted the Galen Investor Group an option to invest an additional $5,000,000 in the Company at anytime within 18 months from the date of the closing of the Offering in exchange for Debentures and Warrants having terms identical to those issue in the Offering (the "Option"). In June 1998, the Galen Investor Group exercise the Option. The net proceeds to the Company from the Offering and the Option was approximately $24.6 million. An aggregate of approximately 23,876,000 shares are issuable upon conversion of the Debentures and exercise of the Warrants issued pursuant to the Offering and the Option. Of such shares, an aggregate of approximately 19,753,700 shares are issuable to Galen. See "Security Ownership of Certain Beneficial Owners and Management."

     Each of Messrs. Wesson, Conjeevaram and Shroff, nominees to the Board of Directors, are designees of the Galen Investor Group pursuant to the terms of the Purchase Agreement which provides, among other things, that the Company must nominate and appoint to the Board of Directors, subject to shareholder approval, three designees of the Galen Investor Group for so long as the Debentures and Warrants remain outstanding. Each of Messrs. Wesson, Conjeevaram and Shroff is a General Partner of Galen Associates, an affiliate of each of the Galen entities included in the Galen Investor Group.


     The Company obtained bridge loan financing from Galen and certain investors comprising the Galen Investor Group in the aggregate amount of $10,104,110 funded through bridge loans transactions during the period from August, 1998 through and including May, 1999 (collectively, the "Consolidated Bridge Loan"). Approximately $9,615,000 in aggregate principal amount of the Consolidated Bridge Loan was advanced by Galen with a balance of approximately $489,000 advanced by certain members of the Galen Investor Group. As part of the closing of the Oracle Offering, the investors in the Consolidated Bridge Loan surrendered to the Company convertible promissory notes ("Convertible Notes") issued in the Consolidated Bridge Loan in the aggregate principal amount of $6,609,110 plus accrued and unpaid interest, in exchange for a like principal amount of 5% convertible senior secured debentures (the "1999 Debentures") issued in the Oracle Offering. See Proposal 4 for a more detailed discussion of the Oracle Offering. The remaining balance of the Consolidated Bridge Loan in the principal amount of $3,495,001 is outstanding to Galen. The Convertible Notes bear interest at 10% per annum, are secured by a first lien on all the Company's assets (pari passu with the lien granted to the holders of the Debentures and the 1999 Debentures) and mature on the earlier of (i) July 15, 1999 and (ii) the filing of the amendment to the Company's Certificate of Incorporation approved at its 1998 Annual Meeting of Shareholders granting voting rights to the holders of the Company's Debentures issued in the Galen Offering. The Convertible Notes are convertible at any time prior to maturity at conversion prices ranging from $1.175 to $1.368 per share (such conversion prices equal the fair market value of the Common Stock at the date of issuance of such Notes) for an aggregate of 2,757,919 shares of the Company's Common Stock. In addition, in consideration for the extension of the Consolidated Bridge Loan and the extension of the maturity dates of the Consolidated Bridge Loan, the Company issued common stock purchase warrants to Galen and other investors in the Consolidated Bridge Loan to purchase an aggregate of approximately 1,025,187 shares of the Company's common stock. The Bridge Loan Warrants are similar in all material respects to those issued by the Company in its Debenture and Warrant Offering completed on March 10, 1998.


     On May 26, 1999, the Company completed a private offering of securities for an aggregate purchase price of up to approximately $22.8 million (the "Oracle Offering"). The securities issued in the Oracle Offering consist of 5% convertible senior secured debentures (the "1999 Debentures") and common stock purchase warrants (the "1999 Warrants"). The 1999 Debentures and 1999 Warrants were issued by the Company pursuant to a certain Debenture and Warrant Purchase Agreement dated May 26, 1999 (the "Oracle Purchase Agreement") by and among the Company, Oracle Strategic Partners, L.P. ("Oracle") and such other investors in the Company's March 10, 1998 Offering electing to participate in the Oracle Offering (inclusive of Oracle, collectively, the "Oracle Investor Group"). On the closing date of the Oracle Offering, the Company issued an aggregate of approximately $12,862,000 in principal amount of 1999 Debentures. The Oracle Purchase Agreement provides for an additional investment by Oracle of up to $10 million to be funded in two installments of $5 million each. The first installment of the additional $10 million Oracle investment will be funded upon the clearance by the Federal Trade Commission ("FTC") of a notification and report to be filed under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the filing of a charter amendment approved at the Company's 1998 Annual Shareholders Meeting granting voting rights to the holders of the Company's Debentures issued in the Galen Offering. The Company anticipates that this condition will be satisfied during July 1999. The second $5 million installment will be funded by Oracle upon the later to occur of (i) the Company's receipt of shareholder approval of Proposals 2, 3, 4 and 5 of this Proxy Statement, each of which relate to the Oracle Offering, and (ii) receipt of approval from the U.S. Food and Drug Administration ("FDA") for a product for which an Abbreviated New Drug Application has been filed with the FDA. The Company anticipates that this condition will be satisfied during the fourth quarter of 1999.


     As part of the Oracle Offering, Galen surrendered Convertible Notes issued pursuant to the Bridge Loan Agreement in the aggregate principal amount of $6,119,888 plus accrued and unpaid interest in exchange for a like principal amount of 1999 Debentures and 1999 Warrants. Assuming conversion of the Debentures, the Warrants, the Convertible Notes, the Bridge Warrants, the 1999 Debentures and the 1999 Warrants, Galen would possess approximately 68% of the Company's common stock (without giving effect to the conversion of convertible securities issued by the Company to other security holders). Additionally, at the Company's 1998 Annual Meeting of Shareholders, the Company's shareholders approved an amendment to the Company's certificate of incorporation to provide the holders of the Company's 5% convertible senior secured debentures issued pursuant to the Galen Offering may vote on all matters submitted to a vote of shareholders of the Company, voting together with holders of Common Stock as one class and having such number of votes as equals the number of votes represented by the Common Stock that would be acquired upon conversion of the

Debentures into Common Stock. Upon the Board's election to file such certificate of incorporation with the Secretary of State of the State of New York, the holders of the Debentures, including Galen, will have "as converted" voting rights. In addition, Proposal 4 of this Proxy Statement also seeks shareholder approval to grant "as converted" voting rights to the holders of the 1999 Debentures. As such, upon the filing of the previously approved charter amendment and receipt of shareholder approval to Proposal 4, Galen will control a majority of the Company's Common Stock and provide it with sufficient voting rights to control the nomination and election of the board of directors of the Company without the need to convert the Debentures and the 1999 Debentures into Common Stock.



     Assuming the receipt of shareholder approval to Proposals 2 and 5 of this Proxy Statement, and assuming that Oracle funds the remaining $10 million investment in the 1999 Debentures contemplated in the Oracle Purchase Agreement, Oracle would control approximately 48% of the Company's common stock (without giving effect to the conversion of other convertible securities issued by the Company, including those issued to Galen). The Oracle Purchase Agreement also provides that the Company must nominate and appoint to the Board of Directors, subject to shareholder approval, one designee of the Oracle Investor Group for so long as the 1999 Debentures and 1999 Warrants remain outstanding. Mr. Joel Liffman, a nominee to the Company's Board of Directors, is a designee of the Oracle Investor Group (see Proposal 1 for more information concerning the nomination of Mr. Liffman). In addition, assuming the receipt of shareholder approval to Proposal 4 of this Proxy Statement, holders of the 1999 Debentures including Oracle, would be permitted to vote on all matters submitted to a vote of shareholders of the Company, voting together with holders of common stock as one class and having such number of votes as equals the number of votes represented by the common stock that would be acquired upon conversion of the 1999 Debentures into common stock. In such case, Oracle will control a significant percentage of the Company's common stock without the need to convert the 1999 Debentures into common stock.



     HKS & Company, Inc., an entity beneficially owned by Hemant K. Shah, acted as placement agent in connection with the Company's March 1998 Offering. In consideration for the services of HKS & Company, Inc., the Company paid $990,000, representing 5% of the gross proceeds of the Offering. Mr. Shah invested the entire amount of such fee for the purchase of Debentures and Warrants in the Offering. Mr. Shah is the beneficial owner of approximately 9.9% of the Company's common stock (inclusive of the shares of Common Stock underlying the Debentures and Warrants).



     Each of Dennis Adams and Michael and Susan Weisbrot, beneficially own in excess of 5% of the Company's outstanding common stock. Each of such shareholders were investors in the Galen Offering and in the Oracle Offering. As disclosed under the caption "Security Ownership of Certain Beneficial Owners and Management", Mr. Adams beneficially owns an aggregate of approximately 13.7% of the Company's outstanding common stock (inclusive of the shares of common stock underlying the Debentures, the Warrants, the 1999 Debentures and the 1999 Warrants), and Mr. and Mrs. Weisbrot beneficially own an aggregate of 7.7% of the Company's outstanding common stock (inclusive of the shares of common stock underlying the Debentures, the Warrants, the 1999 Debentures and the 1999 Warrants).


VOTE REQUIRED

     Directors are elected by a plurality of the votes cast. The nine candidates receiving the highest number of votes will be elected as directors.


     Pursuant to the terms of the Oracle Purchase Agreement executed in connection with the Oracle Offering by and among the Company and the Oracle Investor Group, Galen and certain other members of the Galen Investor Group entered into an irrevocable proxy agreement with Oracle pursuant to which they have granted to a designee of Oracle an irrevocable proxy to vote any shares of the Company's common stock or other voting securities held by them at the Meeting in connection with this Proposal and Proposals 2, 3, 4, and 5 of this Proxy Statement. If the Oracle designee elects to exercise this proxy, he must vote such shares in favor of the designee of the Oracle Investor Group. Oracle's designee has indicated that he intends to exercise the proxy and vote such shares in favor of the designee of the Oracle Investor Group. Upon the clearance by the Federal Trade Commission of a notification and report to be filed under the Hart-Scott-Rodino Antitrust

Improvements Act and the filing of the amendment to the Company's Certificate of Incorporation approved at the Company's 1998 Annual Meeting of Shareholders granting voting rights to the holders of the Company's Debentures issued in the Galen Offering, the proxies granted by Galen and the other members of the Galen Investor Group will represent approximately 52% of the voting rights under the Company's outstanding voting securities.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

                                   PROPOSAL 2

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

GENERAL


     On December 2, 1998, the Board of Directors unanimously approved and recommend that the Company's shareholders consider and approve an amendment to Article THREE of the Company's Certificate of Incorporation (the "Charter") that would increase the number of authorized shares of the Company's Common Stock from 40,000,000 shares to 80,000,000 shares.



     As of May 31, 1999, the Company had 14,286,440 shares of Common Stock issued and outstanding and 439,603 shares held in treasury. In addition, as of the close of business on May 31, 1998, (i) 2,687,786 shares of Common Stock were reserved for issuance upon exercise of outstanding stock option agreements under the Company's existing stock option, (ii) 1,140,093 shares of Common Stock reserved for issuance upon exercise of outstanding warrants, (iii) 17,969,230 shares of Common Stock were reserved for issuance upon conversion of outstanding convertible debentures and the Debentures issued in connection with the Galen Purchase Agreement and (iv) 3,942,179 shares of Common Stock reserved for issuance upon exercise of the Warrants issued in connection with the Galen Purchase Agreement. Accordingly, as of May 31, 1999, there were no shares of the Company's Common Stock unissued, unreserved for issuance and otherwise available for issue by the Company. The Company's Charter does not authorize the Company to issue preferred stock.



     In addition to the shares reserved for issuance under the outstanding stock option agreements, warrants and convertible debentures as described above, an additional 1,253,291 shares are issuable upon exercise of the Warrants issued in connection with the Galen Purchase Agreement for which the Company has insufficient authorized shares available to reserve such shares for issuance. In addition, in accordance with the terms of a certain Amended, Restating and Consolidated Bridge Loan Agreement by and among the Company, Galen and the purchasers listed on the signature page thereto, dated December 2, 1998, as amended (the "Bridge Loan Agreement"), the Company has issued 10% convertible senior secured notes (the "Convertible Notes") and common stock purchase warrants (the "Bridge Warrants") which are convertible and exercisable, respectively, for an aggregate of approximately 3,783,106 shares of the Company's Common Stock, for which the Company has insufficient authorized shares available to reserve such shares for issuance. The terms of the Bridge Loan Agreement and the related Convertible Notes and Bridge Warrants are described below under the captions "The Consolidated Bridge Loan Transactions" and "Additional Terms of the Bridge Loan Agreement, Convertible Notes and Bridge Warrants." Finally, in accordance with the terms of the Oracle Purchase Agreement, the Company has issued convertible debentures and common stock purchase warrants which are convertible and exercisable, respectively, for an aggregate of up to approximately 20,902,000 shares of the Company's Common Stock, for which the Company has insufficient authorized shares available to reserve such shares for issuance. The terms of the Oracle Purchase Agreement and the related convertible debentures and common stock purchase warrants are described under the caption "Oracle Offering" and in Proposal 4 hereof.

THE CONSOLIDATED BRIDGE LOAN TRANSACTIONS


     The Company secured bridge financing from Galen and certain investors in the Offering in the aggregate amount of $10,104,110, funded through nine separate bridge loan transactions between the period from August 1998 through and including May, 1999 (collectively, the "Consolidated Bridge Loan"). Approximately $9,615,000 in the principal amount of the Consolidated Bridge Loan was advanced by Galen with the balance of approximately $489,000 advanced by certain investors in the Galen Offering. As part of the closing of the Oracle Offering, the investors in the Consolidated Bridge Loan surrendered to the Company Convertible Notes issued in the Consolidated Bridge Loan in the aggregate principal amount of $6,609,110 plus accrued and unpaid interest, in exchange for a like principal amount of 5% convertible senior secured debentures (the "1999 Debentures") issued in the Oracle Offering. See Proposal 4 for a more detailed discussion of the Oracle Offering. The remaining balance of the Consolidated Bridge Loan in the principal amount of $3,495,001 is outstanding to Galen. The Convertible Notes bear interest at 10% per annum, are secured by a first lien on all the Company's assets (pari passu with the lien granted to the holders of the Debentures and the 1999 Debentures) and mature on the earlier of
(i) July 15, 1999 and (ii) the filing of the amendment to the Company's Certificate of Incorporation approved at its 1998 Annual Meeting of Shareholders granting voting rights to the holders of the Company's Debentures issued in the Galen Offering. The Convertible Notes are convertible at any time prior to maturity at conversion prices ranging from $1.175 to $1.368 per share (such conversion prices equal the fair market value of the Common Stock at the date of issuance of such Notes) for an aggregate of 2,757,919 shares of the Company's Common Stock.



     In addition, in consideration for the extension of the Consolidated Bridge Loan and the extension of the maturity dates of the Consolidated Bridge Loan, the Company issued the Bridge Warrants to Galen and the other investors in the Consolidated Bridge Loan, to purchase an aggregate of approximately 1,025,187 shares of the Company's Common Stock. The Bridge Warrants are exercisable at any time during the seven year term of the Bridge Warrants at exercise prices ranging from $1.175 to $2.32 per share (such exercise prices equal the fair market value of the Common Stock at the date of issuance of the Bridge Warrants).



ADDITIONAL TERMS OF THE BRIDGE LOAN AGREEMENT, CONVERTIBLE NOTES AND BRIDGE WARRANTS


  Security


     The Convertible Notes are secured by a lien on all assets of the Company, tangible and intangible (ranking pari passu with the lien granted to secure the Debentures and the 1999 Debentures.)


  Affirmative and Negative Covenants


     The Bridge Loan Agreement evidencing the Consolidated Bridge Loan obligates the Company to solicit shareholder approval to amend its Certificate of Incorporation to increase its authorized shares from 40,000,000 to 75,000,000 shares in order to provide sufficient authorized shares to permit the conversion of the Convertible Notes and exercise of the Bridge Warrants. The Bridge Loan Agreement also contains other customary affirmative and negative covenants.


  Dilution Protection


     The Convertible Notes provide that in the event the Company issues shares of its Common Stock or securities convertible into Common Stock, except for a certain excluded issuances, for a price per share (the "Subsequent Issuance Price") less than the conversion prices of the Convertible Notes, such conversion prices will be reduced automatically to the Subsequent Issuance Price. The exercise price of the Bridge Warrants is subject to anti-dilution provisions which provide for a weighted average adjustment to the exercise price of the Bridge Warrants to the extent the Company issues common stock at a price (or convertible securities having a conversion price) less than the fair market value of the Company's Common Stock on the date of issuance. Such dilution provisions are customary for a warrant of this type.

  Change of Control Premium


     Upon the occurrence of a Change of Control, the Company is required to make an offer to all holders of the Convertible Notes to purchase all outstanding Convertible Notes for an amount equal to 150% of the principal amount of the Convertible Notes plus accrued and unpaid interest, if any, to the Change of Control purchase date. A "Change of Control" as defined in the Bridge Loan Agreement, includes (i) the consummation of a transaction the result of which is that any person or group, other than Galen or the lenders in the Bridge Loan Agreement, or any affiliate thereof, owns directly or indirectly, 51% of the capital stock of the Company, (ii) the Company consolidates with, or merges into, another person (exclusive of a wholly-owned subsidiary) or sells, assigns, conveys or otherwise transfers all or substantially all of its assets or the assets of the Company and its subsidiaries taken as a whole or (iii) during any two-year period commencing subsequent to the closing of the Consolidated Bridge Loan, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of two-thirds of the Directors then still in office) who were either directors at the beginning of such period or whose election for nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office. As discussed under Proposal 4 of this Proxy Statement, the consummation of the Oracle Offering did not result in a Change of Control under the Bridge Loan Agreement.


  Registration Rights


     The Bridge Loan Agreement grants the holders of the shares issued upon conversion of the Convertible Notes and the exercise of the Bridge Warrants registration rights to register such shares under the Securities Act of 1933, as amended (the "Act"). A majority in the principal amount of the Convertible Notes may make one (1) demand of the Company to register such shares under the Act. The Bridge Loan Agreement also provides such holders with unlimited piggy-back registration rights.


  Other Terms


     The Consolidated Bridge Loan Agreement contains other customary terms and provisions, including, without limitation, customary representations and warranties, affirmative covenants, negative covenants and requirements for the provision of certain financial information during the term the Convertible Notes and Bridge Warrants remain outstanding, all of which are customary for the type of securities issued in the Consolidated Bridge Loan.


WARRANT AGREEMENT


     On April 16, 1999, the Company completed the purchase of the rights relating to 50 identified pharmaceutical products from Barr Laboratories, Inc., pursuant to an Asset Purchase Agreement of even date (the "Purchase Agreement"). Under the terms of the Purchase Agreement, the Company acquired all of Barr's rights in 50 identified pharmaceutical products (the "Products"), including related governmental approvals (including ANDAs) and related technical data and information. In consideration for the purchase of these Products, the Company issued to Barr Laboratories a common stock purchase warrant exercisable for 500,000 shares of the Company's Common Stock, having an exercise price of $1.219 per share (the fair market value of the Common Stock on the date of issuance of the warrant) and having a term of five (5) years (the "Barr Warrant"). The Barr Warrant is similar in all material respects to the Bridge Warrants. The additional authorized shares made available upon shareholder approval of this Proposal 2 to increase the Company's authorized capital stock will permit the Company to satisfy its obligations under the Barr Warrant.



ORACLE OFFERING



     In addition to shares reserved for issuance under the outstanding stock option agreement, warrants and convertible debentures and shares necessary to permit the conversion and exercise of the Convertible Notes, Bridge Warrants and the warrant issued to Barr Laboratories, all as described above on May 26, 1999, the Company consummated the Oracle Offering. In accordance with the terms of the Oracle Purchase

Agreement, the Company issued 5% convertible senior secured debentures (the "1999 Debentures") in the aggregate principal amount of $12,862,603.04 and common stock purchase warrants (the "1999 Warrants"), each of which are similar in all material respects to the Debentures and Warrants issued to the Galen Investor Group in the March 10, 1998 Offering. The Oracle Purchase Agreement provides for an additional investment by Oracle of $10 million in the 1999 Debentures subject to the Company's satisfaction of certain conditions relating to such additional investment. Reference is made to Proposal 4 hereof for a more detailed discussion of the terms of the Oracle Purchase Agreement, the 1999 Debentures and the 1999 Warrants. The 1999 Debentures are convertible into the Company's Common Stock at a conversion price of $1.404 per share (the conversion price of the Debentures issued to the Galen Investor Group in the March 10, 1998 offering). In addition, the 1999 Warrants are exercisable for up to 4,618,702 shares of the Company's Common Stock, 2,309,351 Warrants of which are exercisable at $1.404 per share and the remaining 2,309,351 Warrants are exercisable at $2.285 per share. Accordingly, the Company needs an additional 20,902,396 authorized shares available for issuance upon conversion of the 1999 Debentures and exercise of the 1999 Warrants. The additional authorized shares made available pursuant to the Charter amendment described in this Proposal 2 will permit the Company to satisfy its obligations under the 1999 Debentures and 1999 Warrants. Reference is made to Proposal 4 for a more detailed description of the terms of the Oracle Purchase Agreement, the 1999 Debentures and the 1999 Warrants and to Proposal 5 which seeks authorization from the Company's shareholders to issue the shares underlying the 1999 Debentures and 1999 Warrants upon their conversion and exercise, respectively.


THE PROPOSED CHARTER AMENDMENT


     The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to (i) provide sufficient authorized, unissued and unreserved shares to permit the conversion of the Warrants issued to the Galen Investor Group, (ii) provide sufficient authorized, unissued and unreserved shares to permit the conversion of the Convertible Notes issued pursuant to the Bridge Loan Agreement, (iii) provide sufficient authorized, unissued and unreserved shares to permit the exercise of the Bridge Warrants issued pursuant to the Bridge Loan Agreement, (iv) provide sufficient authorized, unissued and unreserved shares to permit the exercise of the Barr Warrant, (v) provide sufficient authorized, unissued and unreserved shares to permit the conversion of the 1999 Debentures and exercise of the 1999 Warrants issued pursuant to the Oracle Purchase Agreement, and (vi) assure that an adequate supply of authorized, unissued and unreserved shares is available for general corporate needs and to provide the Board the necessary flexibility to issue Common Stock in connection with acquisitions, merger transactions or financings without the expense and delay incidental to obtaining shareholder approval of any amendment to the Charter at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company's securities may then be listed. The additional authorized shares may be used for such purposes as raising additional capital or the financing of an acquisition or business combination, and in this respect, the Company is actively seeking additional financing through the issuance of its Common Stock or convertible securities.



     Under the rules of the American Stock Exchange (the "Amex") on which the Company's shares are listed for trading, the Company was required to obtain the approval of its shareholders in order to complete the offering to the Galen Investor Group completed in March, 1998 and the issuance of the Debentures and the Warrants issued in connection with such offering. In view of the Company's financial condition at such time, its need for immediate capital and the delay associated with soliciting the approval of its shareholders, the Company requested a waiver from the Amex in order to complete the offering to the Galen Investor Group without the necessity of obtaining shareholder approval. In requesting the waiver, the Company provided detailed information, including a written submission to the Amex and met with representatives of the Amex to discuss the proposed terms of the Offering to the Galen Investor Group, the experience of new senior management, Galen's investment history and the urgent need to complete the Offering on or before March 11, 1998 in order to allow for the payment of the Company's outstanding liabilities. The Amex granted the Company's request for the waiver from its shareholder approval requirement in connection with such Offering in order to permit the timely completion of the Galen Offering.

     With respect to the Convertible Notes and Bridge Warrants, issued pursuant to the Bridge Loan Agreement, and the Barr Warrant, the Company was not obligated to seek shareholder approval for the issuance of such securities, or the issuance of the Company's common stock on exercise of such securities, under the New York Business Corporation Law or the rules of the Amex as such Convertible Notes, Bridge Warrants and the Barr Warrant were issued with conversion and exercise prices equal to the fair market value of the Company's common stock on the date of issuance of such securities.



     With respect to the 1999 Debentures and 1999 Warrants, under the rules of the Amex, the Company is required to obtain the approval of its shareholders in order to authorize the issuance of the shares upon conversion of such debentures and exercise of such warrants to the extent such issuance would equal or exceed 20% of the Company's outstanding common stock as of the date of closing of the Oracle Offering. As a consequence, the terms of the 1999 Debentures and 1999 Warrants are not convertible and exercisable, as appropriate, for an amount in excess of an aggregate of 19.9% of the Company's outstanding common stock on the date of closing of the Oracle Offering until such time as the Company's shareholders shall have approved the issuance of the Company's common stock under such debentures and warrants in an amount exceeding 19.9% of the Company's outstanding common stock on May 26, 1999. Reference is made to Proposal 5 for a more detailed discussion of this Proposal. In anticipation of the closing of the Oracle Offering, the Company discussed and provided written descriptions of the terms and structure of the Oracle Offering, including the conversion price of the 1999 Debentures and exercise prices of the 1999 Warrants and the limitations on the conversion and exercise of such securities pending the receipt of shareholder approval as provided in Proposal 5 of this Proxy Statement. The Company was advised by Amex that the structure of the Oracle Offering, including the requirement to solicit shareholder approval under Proposal 5 hereof, satisfies the Amex shareholder approval requirements.



     As of the date of the printing of this Proxy Statement, other than the satisfaction of the Company's obligations under the Warrants, the Convertible Notes, the Bridge Warrants, the Barr Warrant, the 1999 Debentures on the 1999 Warrants, the Company has no definitive commitments or agreements with any third party related to the issuance or reservation of any of the additional shares of Common Stock proposed to be authorized by the amendment to the Charter. Such shares would, however, be available for issuance without further action by the shareholders, unless required by applicable law. As discussed in Proposal 5, the Amex requires shareholder approval for the issuance of securities in connection with a transaction other than a public offering, involving the sale or issuance by a company of common stock or securities convertible onto common stock equal to 20% or more of a company's common stock or 20% or more of the voting power outstanding before the issuance, for less than the greater of book or market value of the company's common stock.



     Assuming receipt of shareholder approval of this Proposal, Galen would control approximately 68% of the Company's Common Stock. In addition, Bruce F. Wesson, Srini Conjeevaram and Zubeen Shroff, nominees to continue as members of the Board of Directors, are designees of the Galen Investor Group. The Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, three designees of the Galen Investor Group for so long as the Debentures and Warrants issued in the Offering remain outstanding.


     The additional shares of Common Stock for which authorization is sought would be identical to the shares of the Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe for additional securities which may be issued by a Company.


     The issuance of additional shares by the Company, whether pursuant to the conversion of the Debentures or Convertible Notes or exercise of the Warrants, the Bridge Warrants or the Barr Warrant, conversion of the 1999 Debentures or exercise of the 1999 Warrants, or otherwise, could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of additional shares, such as those underlying the Company's outstanding convertible securities, would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a shareholder's investment could be adversely affected.

     As of the date of printing of this Proxy Statement, the Company had issued and outstanding 14,286,440 shares of its common stock (exclusive of 439,603 shares held in treasury). Assuming the receipt of shareholder approval to this Proposal and Proposal 5, the Company could issue up to 48.7 million shares of its common stock upon the conversion of the Debentures, the Convertible Notes and the 1999 Debentures and exercise of the Warrants, the Bridge Warrants, the Barr Warrant and the 1999 Warrants. If all of such convertible instruments were exercised, the Company would have issued and outstanding approximately 63,000,000 shares of common stock. Assuming shareholder approval of this Proposal 2, after giving effect to the Company's outstanding convertible securities, including shares underlying stock options issued pursuant to the Company's stock option plans, the Company would have approximately 11,750,000 shares unreserved and available for future issuance.


     Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. Such additional shares could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company. The increase in the authorized shares of Common Stock has not, however, been proposed for an antitakeover-related purpose and the Board of Directors and Management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

     The Company's Charter does not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a shareholder must control the votes of a majority of the shares present and voting at a shareholder's meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board, than would otherwise be necessary were cumulative voting available.

     Certain provisions of the Company's by-laws could also have the effect of deterring takeover attempts because of the procedural provisions contained therein. The by-laws provide that special shareholder meetings may be called only by the President or Secretary of the Company, or by resolution of the Board of Directors. The Company's by-laws further provide that the Board of Directors has the authority to postpone any previously scheduled annual or special meeting of shareholders upon public notice given in accordance with the by-laws. In addition, except as otherwise required by law, the by-laws limit the business that may be transacted at a special meeting of shareholders to the matters specified in the notice of such special meeting.

     Neither this Proposal nor Proposals 3 or 4 is part of any plan by the Company's Management to adopt a series of amendments to its Charter or by-laws so as to render the takeover of the Company more difficult. Moreover, the Company is not submitting this Proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.


     The Company believes that the proposed amendment to Article THREE of the Charter will provide several long-term advantages to the Company and its shareholders. The passage of the Proposal will enable the Company to satisfy its contractual obligations under the Warrants, the Convertible Notes, the Bridge Warrants, the Barr Warrant, the 1999 Debentures and the 1999 Warrants. The affirmative covenants contained in the Bridge Loan Agreement require that the Company present to its shareholders a proposal to increase the Company's authorized shares from 40,000,000 to 75,000,000 shares on or prior to May 30, 1999. Failure to receive timely approval of this Proposal could be asserted by the holders of the Convertible Notes to constitute a breach of such covenant for which a default may be declared. If successful, Galen, as the holder of such Convertible Notes could seek to accelerate the outstanding principal balance of the Convertible Notes in the amount of $3,495,001 plus accrued and unpaid interest and, in the absence of the Company's satisfaction of such debt, could seek to enforce its first lien security interest against the Company's assets. The exercise of such rights under the Convertible Notes could have a material adverse effect on the Company's financial condition and results of operations.



     With respect to the Barr Warrant, while a failure to receive shareholder approval pursuant to this Proposal does not constitute a technical default under the terms of the Barr Warrant, it is likely that Barr

Laboratories would attempt to revoke the transaction pursuant to which the Barr Warrant was issued. If successful, the Company would be required to reconvey title to the 50 pharmaceutical products acquired from Barr Laboratories, Inc. in consideration for the issuance of the Barr Warrant. In such case, the Company's product pipeline would be adversely impacted.



     The Oracle Purchase Agreement obligates the Company to obtain shareholder approval to this Proposal as well as Proposals 3, 4 and 5 included in this Proxy Statement. The Oracle Purchase Agreement provides that in the event such Proposals are not approved on or prior to November 30, 1999 the purchasers of the 1999 Debentures may elect to have the Company redeem the 1999 Debentures at par plus interest during the period that the 1999 Debentures are outstanding computed at 10% per annum. As part of any such redemption, the purchasers of the 1999 Debentures will be required to surrender the 1999 Warrants received as part of their investment. In the event the Company were unable to obtain shareholder approval to this Proposal as well as Proposals 3, 4 and 5 of this Proxy Statement, and the purchasers exercise such rights of redemption, the Company's financial condition and results of operations would be materially adversely effected.


     The approval of this Proposal also will make available shares of Common stock for issuance in contemplated equity financings and also might enable the Company to pursue acquisitions or enter into transactions which Management believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to consummation of such transactions. The ability to issue shares, as deemed in the Company's best interest by the Board, will also permit the Company to avoid the expenses which are incurred in holding certain shareholders meetings.


     If the Proposal is adopted, the Charter will be amended to delete Article THREE in its entirety and replace same with the following:



          "THREE: The aggregate number of shares which the Corporation shall have the authority to issue is 80,000,000 at common, $.01 per share par value."


VOTE REQUIRED


     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock is required to approve this proposal to authorize an amendment to the Company's Charter to increase its authorized capital stock from 40,000,000 shares to 80,000,000 shares of Common Stock.



     Pursuant to the terms of the Oracle Purchase Agreement executed in connection with the Oracle Offering by and among the Company and the Oracle Investor Group, Galen and certain members of the Galen Investor Group have entered into an irrevocable proxy agreement with Oracle pursuant to which they have granted a designee of Oracle an irrevocable proxy to vote any shares of the Company's common stock or other voting securities held by them at the Meeting in connection with Proposals 1 through 5 of this Proxy Statement. If Oracle's designee elects to exercise this proxy, he must vote such shares in favor of each such Proposal. Oracle's designee has indicated that he intends to exercise the proxy and vote such shares in favor of the Proposals. Assuming clearance by the Federal Trade Commission of a notification and report to be filed under the Hart-Scott-Rodino Antitrust Improvements Act and the filing of an amendment to the Company's Certificate of Incorporation approved at the Company's 1998 Annual Shareholder's Meeting granting voting rights to the holders of the Company's Debentures issued in the Galen Offering, the proxies granted by Galen and the other members of the Galen Investor Group will represent approximately 52% of the voting rights under the Company's outstanding voting securities.


RECOMMENDATION OF THE BOARD OF DIRECTORS


     The Board of Directors recommends that the shareholders vote FOR the proposed amendment to the Charter to increase the authorized capital stock of the Company.

                                   PROPOSAL 3


                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                 TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS

     Article Sixth of the Company's Certificate of Incorporation, as amended, provides, in part, that the number of directors shall be no less than three (3) nor more than eight (8), none of whom need be stockholders of the Corporation. On April 24, 1998, the Company's Board of Directors unanimously adopted a resolution amending the Company's by-laws to increase the size of the Board of Directors to a maximum of 11 directors. The Board has also adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the size of the Board to conform to that provided in the by-laws and, specifically, to amend Article Sixth of the Certificate of Incorporation to read as follows:

          "SIXTH: The number of Directors shall be not less than three (3) nor more than eleven (11) none of whom need be stockholders of the Corporation."

  Filling Vacancies on the Board of Directors

     Article II, Section 6 of the Company's by-laws currently provides, in relevant part that,

          "Vacancies in the Board of Directors, whether caused by death, resignation, increase in the number of Directors, or otherwise, may be filled by a vote of a majority of the Directors in office at the time."

Accordingly, in the event of shareholder approval of the amendment to the Company's Certificate of Incorporation contained in this proposal, the current Board of Directors will be permitted, by a majority action, to appoint up to three additional members to the Board.

     Amending the Company's Certificate of Incorporation to increase the size of the Board of Directors from a maximum of eight to a maximum of eleven directors will give the Board of Directors the flexibility of appointing up to three new directors during fiscal 1999 or thereafter should suitable candidate(s) come to the attention of the Board of Directors or be required as part of the offering of the Company's common stock or other securities. Any such appointee(s) would stand for re-election by the shareholders at the annual meeting of shareholders next following such appointment(s). Except as described in the following paragraph, the Board of Directors has not identified any person(s) that it currently intends to nominate to fill the vacancies that will be created pursuant to this Proposal.


     As described in each of Proposals 1, 2, 4 and 5, the Company has consummated the Oracle Offering pursuant to the terms of the Oracle Purchase Agreement and is obligated to issue 1999 Debentures in the aggregate principal amount of up to approximately $22.8 million and 1999 Warrants exercisable for an aggregate of up to 4,618,702 shares of the Company's common stock. The terms of the Oracle Purchase Agreement provide that the holders of a majority in the principal amount of the 1999 Debentures have the right to appoint a nominee to the Board during the period that the 1999 Debentures and 1999 Warrants remain outstanding. As a result, Oracle, as the holder of a majority in the principal amount of the 1999 Debentures has designated Joel D. Liffman for nomination to the Board. As described in Proposal 1, the Company's Board of Directors has nominated Mr. Liffman to the Board of Directors subject to the receipt of shareholder approval of such nomination and shareholder approval of this Proposal 3. See Proposal 1 for additional information concerning the nomination of Mr. Liffman to the Board of Directors. The passage of this proposal will allow the Company to satisfy its obligations under the terms of the Oracle Purchase Agreement. Reference is made to Proposal 4 for a more detailed description of the terms of the Oracle Offering.


     The proposed amendment is in accordance with the New York Business Corporation law which provides that the number of directors may be fixed as provided in a corporation's by-laws and that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office. While increasing the size of the Company's Board of Directors may have an anti-takeover effect, the Board of Directors is not aware of any efforts to obtain control of the Company, and the proposed amendment to the Certificate of Incorporation set forth in this proposal is not in response to any such efforts.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company is required to approve this Proposal to authorize an amendment to the Company's Charter to increase the size of the Board of Directors from eight (8) to eleven (11) directors.


     Pursuant to the terms of the Oracle Purchase Agreement executed in connection with the Oracle Offering by and among the Company and the Oracle Investor Group, Galen and certain members of the Galen Investor Group have entered into an irrevocable proxy agreement with Oracle pursuant to which they have granted a designee of Oracle an irrevocable proxy to vote any shares of the Company's common stock or other voting securities held by them at the Meeting in connection with Proposals 1 through 5 of this Proxy Statement. If Oracle's designee elects to exercise this proxy, he must vote such shares in favor of each such Proposal. Oracle's designee has indicated that he intends to exercise the proxy and vote such shares in favor of the Proposals. Assuming clearance by the Federal Trade Commission of a notification and report to be filed under the Hart-Scott-Rodino Antitrust Improvements Act and the filing of an amendment to the Company's Certificate of Incorporation approved at the Company's 1998 Annual Shareholder's Meeting granting voting rights to the holders of the Company's Debentures issued in the Galen Offering, the proxies granted by Galen and the other members of the Galen Investor Group will represent approximately 52% of the voting rights under the Company's outstanding voting securities.


     If this Proposal is adopted, the Charter will be amended to delete Article SIXTH in its entirety and replace same with the following:

          "SIXTH: The number of directors shall not be less than three (3) nor more than eleven (11), none of whom need be stockholders of the Corporation."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommend that shareholders vote FOR the proposed amendment to the Company's Charter to increase the size of the Board of Directors from eight (8) to eleven (11) directors as provided in this Proposal.

                                   PROPOSAL 4

           AMENDMENT TO CERTIFICATE OF INCORPORATION GRANTING VOTING
            RIGHTS TO HOLDERS OF CONVERTIBLE SUBORDINATED DEBENTURES


GENERAL





     On May 26, 1998, the Company consummated a private offering of securities for an aggregate purchase price of up to approximately $22.8 million ("the Oracle Offering"). The securities issued in the Oracle Offering consist of 5% convertible senior secured debentures (the "1999 Debentures") and common stock purchase warrants (the "1999 Warrants"). The 1999 Debentures and 1999 Warrants were issued by the Company pursuant to a certain Debenture and Warrant Purchase Agreement dated May 26, 1999 (the "Oracle Purchase Agreement") by and among the Company, Oracle Strategic Partners, L.P. ("Oracle") and such other investors in the Company's March 10, 1998 Offering electing to participate in the Oracle Offering (inclusive of Oracle, collectively, the "Oracle Investor Group"). The 1999 Debentures were issued at par and will become due and payable as to principal on March 15, 2003. Approximately $12.8 million in principal amount of the 1999 Debentures were issued on May 26, 1999. Oracle has committed to invest an additional $10 million to be funded in two installments of $5 million each upon the Company's satisfaction of the conditions to the funding of the additional installments. (see "Description of the Oracle Purchase Agreement, the 1999 Debentures and the 1999 Warrants" below for a more detailed discussion of the funding of the Oracle Offering). Interest on the principal amount of the 1999 Debentures, at the rate of 5% per annum, will be payable on a quarterly basis.

     The 1999 Debentures and the 1999 Warrants are convertible and exercisable, respectively, at any time after issuance for up to an aggregate of 19.9% of the Company's outstanding common stock on the date of closing of the Oracle Purchase Agreement (approximately 2,843,000 shares). The 1999 Debentures and 1999 Warrants are not convertible or exercisable, respectively, for a number of shares exceeding 19.9% of the Company's outstanding stock as of May 26, 1999 unless and until the Company's shareholders approve the issuance of such shares as set forth in Proposal 5 of this Proxy Statement. The 1999 Debentures are convertible into shares of the Company's common stock at a conversion price of $1.404 per share, for an aggregate of up to approximately 16,283,694 shares of the Company's common stock. The 1999 Warrants are exercisable for an aggregate of approximately 4,618,702 shares of the Company's common stock (202,000 shares of common stock for each $1 million in principal invested in the Oracle Offering). Of such warrants, 2,309,351 warrants are exercisable at $1.404 per share and the remaining 2,309,351 warrants are exercisable at $2.285 per share. The 1999 Debentures and 1999 Warrants are convertible and exercisable, respectively, for an aggregate of approximately 20,902,396 shares of the Company's common stock. The terms of the Oracle Purchase Agreement, the 1999 Debentures and the 1999 Warrants are substantially identical to the Purchase Agreement, Debentures and Warrants issued by the Company in connection with its March 10, 1998 Offering to the Galen Investor Group.



     The Oracle Purchase Agreement provides that the holders of the 1999 Debentures shall have the right to vote as part of a single class with all holders of the Company's Common Stock on all matters to be voted on by such shareholders, subject to the approval of the Company's shareholders to amend the Company's Charter pursuant to this Proposal. In addition, the Oracle Investor Group has the right to designate for nomination one person to be a member of the Company's Board of Directors. See "Proposal 1 -- Election of Directors." The terms and provisions of the Oracle Offering, the Oracle Purchase Agreement, the 1999 Debentures and the 1999 Warrants are more specifically set forth below under the caption "Description of the Oracle Purchase Agreement, the 1999 Debentures and the 1999 Warrants."



     Section 518 of the New York Business Corporation Law permits a corporation to confer upon the holders of debentures the power to vote in respect of the corporate affairs and management of the corporation to the extent provided in its Certificate of Incorporation. Under the present Charter of the Company, voting rights are conferred only upon the holders of the Company's Common Stock and the holders of the Company's Debentures due March 15, 2003 issued to the Galen Investor Group on March 10, 1998. In the event this Proposal is approved, the holders of the Debentures will have voting rights equivalent to those associated with the ownership of the Company's Common Stock.


DESCRIPTION OF THE ORACLE PURCHASE AGREEMENT, THE 1999 DEBENTURES AND THE 1999 WARRANTS


     The Oracle Purchase Agreement provides that the holders of the 1999 Debentures shall have the right to vote as part of a single class with all holders of the Company's Common Stock on all matters to be voted on by such stockholders. Each 1999 Debenture holder shall have such number of votes as shall equal the number of votes he would have had if such holder converted the entire outstanding principal amount of his 1999 Debenture into shares of Common Stock immediately prior to the record date relating to such vote. In order to provide for such "as-converted" voting rights, the Company is obligated under the Oracle Purchase Agreement to solicit shareholder approval to amend its Certificate of Incorporation to provide for such voting rights for the 1999 Debentures. In addition, the Oracle Purchase Agreement obligates the Company to solicit shareholder approval to (i) amend its Certificate of Incorporation to increase its authorized shares from 40,000,000 to 75,000,000 shares in order to provide sufficient authorized shares to permit the conversion of the Debentures and exercise of the 1999 Warrants, (ii) amend its Certificate of Incorporation to increase the size of the Board of Directors from a maximum of 8 to a maximum of 11 in order to allow one designee of the Oracle Investor Group to serve as a member of the Board of Directors and (iii) authorize the issuance of the shares of the Company's common stock underlying the 1999 Debentures and 1999 Warrants to the extent they exceed 19.9% of the Company's issued and outstanding common stock on the date of closing of the Oracle Purchase Agreement. These amendments to the Company's Certificate of Incorporation and proposal to authorize the issuance of shares underlying the 1999 Debentures and 1999 Warrants are set forth in Proposals 2, 3 and 5, respectively, of this Proxy Statement.

     Of the $22.8 million to be invested pursuant to the Oracle Purchase Agreement, $5 million was funded by Oracle on the closing date of the Oracle Purchase Agreement with an additional $10 million to be funded by Oracle in two
(2) installments of $5 million each. The first installment of the additional $10 million Oracle investment will be funded upon the clearance by the Federal Trade Commission ("FTC") of a notification and report to be filed under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the filing of a charter amendment approved at the Company's 1998 Annual Shareholders Meeting granting voting rights to the holders of the Company's Debentures issued in the Galen Offering. The Company anticipates that this condition will be satisfied during July 1999. The second $5 million installment will be funded by Oracle upon the later to occur of (i) the Company's receipt of shareholder approval of Proposals 2, 3, 4 and 5 of this Proxy Statement, each of which relate to the Oracle Offering, and (ii) receipt of approval from the FDA for a product for which an Abbreviated New Drug Application has been filed with the FDA. The Company anticipates that this condition will be satisfied during the fourth quarter of 1999. In the event the Company does not receive FDA approval for such product on or before March 31, 2000, Oracle is under no obligation to fund the final investment installment.



     In addition to the Oracle investment, approximately $7,037,000 of the 1999 Debentures issued pursuant to the Oracle Purchase Agreement were issued in exchange for the surrender of a like amount of principal and accrued interest outstanding under the Company's Convertible Notes issued pursuant to the Bridge Loan Agreement. The Oracle Purchase Agreement provides that the remaining balance of the Convertible Notes issued pursuant to the Bridge Loan Agreement in the principal amount of $3,495,001 plus accrued and unpaid interest shall be satisfied with the proceeds of the second installment of Oracle's investment as described above. The consummation of the private offering of the 1999 Debentures and 1999 Warrants pursuant to the Oracle Purchase Agreement did not result in a "Change of Control" as defined in the Bridge Loan Agreement. See "Proposal
2 -- The Consolidated Bridge Loan Transactions" for a description of the Consolidated Bridge Loans.



     The Oracle Purchase Agreement provides that the Oracle Investor Group has the right to designate for nomination one person to be a member of the Company's Board of Directors as of the closing date of the Oracle Offering. Subject to receipt of shareholder approval to Proposal 3 of the Proxy Statement to increase the size of the Company's Board of Directors, the Board of Directors has nominated Joel D. Liffman, a designee of the Oracle Investor Group, to the Company's Board of Directors. The Oracle Purchase Agreement provides that the Company will nominate and appoint to the Board of Directors, subject to shareholder approval, one designee of the Oracle Investor Group for so long as the 1999 Debentures and 1999 Warrants remain outstanding.


ADDITIONAL TERMS OF THE ORACLE PURCHASE AGREEMENT, 1999 DEBENTURES AND 1999 WARRANTS

  Secured Debt


     The 1999 Debentures are secured by a lien on all assets of the Company, tangible and intangible. In addition, each of Houba, Inc., and Halsey Pharmaceuticals, Inc. each a wholly-owned subsidiary of the Company, have executed in favor of the Oracle Investor Group an Unconditional Agreement of Guaranty of the Company's obligations under the Oracle Purchase Agreement. Each Guaranty is secured by all assets of such subsidiary, and, in the case of each of Houba, Inc., by a mortgage lien on its real estate. In addition, the Company has pledged the stock of each such subsidiary to the Oracle Investor Group to further secure its obligations under the Oracle Purchase Agreement.


  Conversion of Debentures at Company's Option


     Provided that no Event of Default relating to a failure to pay principal and interest under the 1999 Debentures shall exist and then be continuing, in the event that either (a) following the second anniversary of the closing of the Oracle Offering, the closing price per share of the Company's Common Stock on the American Stock Exchange or the NASDAQ National Market exceeds $4.75 per share for each of twenty (20) consecutive trading days or (b) following the third anniversary of the closing of the Offering, the closing price per share of the Company's Common Stock on the American Stock Exchange or the NASDAQ

National Market exceeds $7.25 per share for each of twenty (20) consecutive trading days, then at any time thereafter until the maturity date of the 1999 Debentures, the Company may upon written notice to the holders of the 1999 Debentures require that all, but not less than all, of the outstanding principal amount of the 1999 Debentures be converted into shares of the Company's Common Stock at a price per share equal to the conversion price of the 1999 Debentures (as such conversion price may be adjusted pursuant to the terms of the Oracle Purchase Agreement). Prior to the receipt of shareholder approval to the proposal described in Proposal 5 of this Proxy Statement, the Company may not require the conversion of more than aggregate of 19.9% of the Company's outstanding common stock on the date of closing of the Oracle Purchase Agreement.


  Registration Rights


     The Oracle Purchase Agreement grants the holders of the shares issued upon conversion of the 1999 Debentures and exercise of the 1999 Warrants registration rights to register such shares under the Securities Act of 1933, as amended. A majority in the principal amount of the 1999 Debentures may make one (1) demand of the Company to register such shares under the Securities Act. The Oracle Purchase Agreement also provides such holders with unlimited piggyback registration rights.


  Other Terms


     The Oracle Purchase Agreement contains other customary terms and provisions, including, without limitation, customary representations and warranties, affirmative covenants, negative covenants, weighted average dilution protection, and requirements for the provision of certain financial information during the term that the 1999 Debentures and 1999 Warrants remain outstanding, all of which are customary for the securities of the type issued in the Oracle Offering.


THE PROPOSED AMENDMENT

     On April 15, 1998, the Company's Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Company's Charter which granted voting rights to the holder of the 1999 Debentures. The proposed amendment provides that the holders of the 1999 Debentures will be entitled to vote on all matters submitted to a vote of the shareholders of the Company, voting together with the holders of the Company's Common Stock (and of any other shares of capital stock of the Company entitled to vote at a meeting of the shareholders) as one class. Each holder of a 1999 Debenture will be entitled to a number of votes equal to the number of votes represented by the Common Stock of the Company that could then be acquired upon conversion of the 1999 Debentures into Common Stock, subject to adjustments as provided in the 1999 Debentures. Holders of the 1999 Debentures will be deemed to be shareholders of the Company, and the Debentures will be deemed to be shares of stock for the purpose of any provision of a New York Business Corporation Law that requires the vote of shareholders as a prerequisite for any corporate action.


     The net proceeds of the Oracle Offering, in large part, will be used to provide the Company with a necessary source of working capital and, to a lesser extent, to permit the retirement of approximately $3.5 million of the Company's short term indebtedness under the Consolidated Bridge Loan.



     In approving the Oracle Offering and the terms of the 1999 Debentures and the 1999 Warrants issued pursuant to the Oracle Purchase Agreement, the Board of Directors determined that the conversion and exercise prices for the 1999 Debentures and 1999 Warrants represented fair value and that the completion of the Oracle Offering would permit the Company to satisfy a portion of its current liabilities and to continue its operations in an effort to enhance shareholder value. The Board of Directors, unanimously approved the proposed terms of the Oracle Offering, including the conversion and exercise prices of the 1999 Debentures and 1999 Warrants.



     Assuming receipt of shareholder approval of this Proposal, Proposal 2 and Proposal 5 of this Proxy Statement, and assuming further that Oracle funds the maximum of $15 million contemplated in the Oracle Purchase Agreement, Oracle would control approximately 48% of the Company's Common Stock (approximately 20% after giving effect to the Company's outstanding convertible securities). In addition, the Oracle

Investor Group would have the right to designate one nominee to the Company's Board of Directors for so long as the 1999 Debentures and 1999 Warrants remain outstanding.


     The structure and the terms of the Oracle Purchase Agreement, the 1999 Debentures and 1999 Warrants were negotiated at arms length by representatives of the Company and the Oracle Investor Group. The requirement to provide the holders with voting rights on all matters submitted to a vote of shareholders of the Company was a necessary component to obtain the investment from the Oracle Investor Group. The terms of the Oracle Purchase Agreement provide that in the event the Company fails to obtain shareholder approval to increase its authorized capital stock as described in Proposal 2, to provide the holders of the 1999 Debentures with the right to vote on all matters submitted to a vote of the shareholders of the Company as provided in this Proposal, to increase the size of the Company's Board of Directors as is provided in Proposal 3 or to authorize the issuance of the shares underlying the 1999 Debentures and 1999 Warrants as is provided in Proposal 5, the purchasers of the 1999 Debentures may require that the Company redeem the 1999 Debentures at par plus interest computed at the annual rate of 10% during the period that the debentures were outstanding. Failure to comply with the terms of the Oracle Purchase Agreement and the 1999 Debentures, including the failure to obtain shareholder approval to this Proposal, and Proposals 2, 3 and 5 would materially adversely affect the Company's business, financial condition and results of operations.


     Prior to the Offering, Oracle was unaffiliated with the Company.

VOTE REQUIRED


     The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company is required to approve this Proposal to authorize an amendment to the Company's Charter to provide voting rights to the holders of the 1999 Debentures.



     Pursuant to the terms of the Oracle Purchase Agreement executed in connection with the Oracle Offering by and among the Company and the Oracle Investor Group, Galen and certain members of the Galen Investor Group have entered into an irrevocable proxy agreement with Oracle pursuant to which they have granted a designee of Oracle an irrevocable proxy to vote any shares of the Company's common stock or other voting securities held by them at the Meeting in connection with Proposals 1 through 5 of this Proxy Statement. If Oracle's designee elects to exercise this proxy, he must vote such shares in favor of each such Proposal. Oracle's designee has indicated that he intends to exercise the proxy and vote such shares in favor of the Proposals. Assuming clearance by the Federal Trade Commission of a notification and report to be filed under the Hart-Scott-Rodino Antitrust Improvements Act and the filing of an amendment to the Company's Certificate of Incorporation approved at the Company's 1998 Annual Shareholder's Meeting granting voting rights to the holders of the Company's Debentures issued in the Galen Offering, the proxies granted by Galen and the other members of the Galen Investor Group will represent approximately 52% of the voting rights under the Company's outstanding voting securities.


     If this Proposal is adopted, the following will be inserted at the end of Article THREE of the Company's Certificate of Incorporation:


          "The holders of the Company's 5% convertible senior secured debentures due March 15, 2003 (the "Debentures") shall be entitled to a vote on all matters submitted to a vote of the shareholders of the Company, together with the holders of the Company's Common Stock (and of any other shares of capital stock of the Company entitled to vote at a meeting of shareholders) as one class. Each Debenture shall be entitled to a number of votes equal to the number of votes represented by the Common Stock of the Company that could then be acquired upon conversion of the Debentures into Common Stock, subject to adjustment as provided in the Debentures. Holders of the Debentures shall be deemed to be shareholders of the Company, and the Debentures shall be deemed to be shares of stock for purposes of any provision of the New York Business Corporation Law that requires the vote of shareholders as a prerequisite to any corporate action."

RECOMMENDATION OF THE BOARD OF DIRECTORS


     The Board of Directors recommend that shareholders vote FOR the proposed amendment to the Company's Charter to grant holders of the 1999 Debentures with voting rights as provided in this Proposal.


DISSENTING SHAREHOLDERS' RIGHTS OF APPRAISAL

     Pursuant to Section 806 of the New York Business Corporation Law ("NYBCL"), holders of the Company's Common Stock who follow the procedures set forth in
Section 623 of the NYBCL (the "Appraisal Statute") will be entitled to have their Common Stock appraised by a New York State Court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statue is reprinted in its entirety as Annex B to this Proxy Statement. The following discussion is not a complete description of the law pertaining to appraisal rights under the NYBCL and is qualified in its entirety by the full text of the Appraisal Statute. Any shareholder who wishes to exercise such appraisal rights or to preserve the right to do so, should review the following discussion and Annex B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' appraisal rights under the NYBCL.

     All references in the Appraisal Statute and in this summary to a "shareholder" are to the recordholder of the Company's Common Stock on the Record Date. A person having a beneficial interest in shares of the Company's Common Stock that are held of record by another person such as a broker or nominee must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     A shareholder wishing to exercise appraisal rights must (i) deliver to the Company, prior to or at the Meeting but before the vote is taken on this Proposal 4, a written objection to the proposed amendment to the Company's Charter as provided in this Proposal 4 (the "Notice of Election"), which must include a notice of his election to dissent, the shareholder's name, residence address, the number of shares as to which the shareholder dissents and a demand for payment of the fair value of such shares (which Notice of Election must be in addition to and separate from any proxy or vote against the amendment to the Company's Charter contemplated by this Proposal 4 (the "Charter Amendment")) and
(ii) not vote for approval and adoption of the Charter Amendment. BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE CHARTER AMENDMENT, A SHAREHOLDER WHO VOTES BY PROXY AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS MUST (a) VOTE AGAINST APPROVAL AND ADOPTION OF THE CHARTER AMENDMENT OR (b) ABSTAIN FROM VOTING ON THE CHARTER AMENDMENT. Neither a vote against the Charter Amendment, in person or by proxy, nor a Proxy directing such vote for an abstention, will in and of itself constitute a written objection to the Charter Amendment under the Appraisal Statute (shareholders who timely file such Notice of Election and who do not vote in favor of the Charter Amendment are referred to as "Dissenting Shareholders").

     A shareholder may not dissent as to less than all of the shares, as to which such shareholder has a right to dissent, held by such shareholder of record and owned beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares held of record by such nominee or fiduciary on behalf of such owner and as to which such nominee or fiduciary has a right to dissent. All Notices of Election should be addressed to Halsey Drug Co., Inc., 695 North Perryville Road, Crimson Building No. 2, Rockford, Illinois 61107, Attention: Mr. Peter Clemens, Vice President.

     Within 10 days after the date on which shareholders approve and adopt the Charter Amendment, the Company must send written notice by registered mail to each Dissenting Shareholder to such effect. At the time of the filing of the amended Charter with the Secretary of State of the State of New York (the "Effective Time"), each Dissenting Shareholder will cease to have any rights of a shareholder of the Company except the right to be paid the fair value of his shares and rights under the Appraisal Statute.

     A Notice of Election may be withdrawn by a Dissenting Shareholder prior to his acceptance in writing of an offer made by the Company to pay the value of such Dissenting Shares, except that a Notice of Election may not be withdrawn later than 60 days following the Effective Time unless the Company fails to make a timely offer to pay such value, in which case such Dissenting Shareholder shall have 60 days from the date an offer is made to withdraw his election. In either event, after such time, a Notice of Election may not be withdrawn without the written consent of the Company. In order to be effective, withdrawal of a Notice of Election must be accompanied by a return to the Company of any advance payment made to the Dissenting Shareholder by the Company as described below.

     Upon filing the Notice of Election, or within one month thereafter, Dissenting Shareholders must submit the certificates representing their Common Stock to the Company, attention: Peter Clemens, Vice President, at the address set forth above or to the Company's transfer agent, Continental Stock Transfer and Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 and there will be noted thereon that a Notice of Election has been filed and the certificates will be returned to the Dissenting Shareholders. Any Dissenting Shareholders who fail to submit such certificates for such notation will, at the option of the Company exercised by written notice to such Dissenting Shareholders within 45 days of the date of filing of such Notice of Election, lose their appraisal rights unless a court, for good cause shown, shall otherwise direct.

     Within 15 days after the expiration of the period within which shareholders may file their Notice of Election, or within 15 days after the Effective Time, whichever is later (but in no case later than 90 days after the shareholders' vote to approve and adopt the Charter Amendment), the Company must make a written offer to pay for the Company's Common Stock held by Dissenting Shareholders at a price which the Company considers to be their fair value. This offer will be accompanied by a statement setting forth the aggregate number of shares, which will be at the same price for all Dissenting Shares, with respect to which Notices of Election to dissent have been received and the aggregate number of holders of such shares.

     If the Effective Time has occurred at the time the offer is made, the offer will be accompanied by (i) advance payment to each Dissenting Shareholder who has submitted certificates for notation thereon of the election to dissent of an amount equal to 80% of such offer or (ii) as to each Dissenting shareholder who has not yet submitted certificates for notation thereon of the election to dissent, a statement that advance payment of an amount equal to 80% of the amount of such offer will be made by the Company promptly upon submission of certificates. If the Effective Time of the Charter Amendment has not occurred at the time of the making of such offer, such advance payment or statement as to advance payment will be sent to each shareholder entitled thereto upon the Effective Time. Acceptance of such advance payment by a Dissenting Shareholder will not constitute a waiver of dissenter's rights. If the Charter Amendment is not effective within 90 days after approval of the Charter Amendment by shareholders, such offer will be conditioned upon consummation of the Charter Amendment.

     If within 30 days after making such offer, the Company and any Dissenting Shareholder agree on the price to be paid for such shareholder's Dissenting Shares, the Company will pay the agreed price to such holder within 60 days after the later of the date such offer was made or the Effective Time, upon surrender of certificates representing such holder's Common Stock.

     If the Company fails to make an offer within the 15-day period described above, or if it makes an offer and any Dissenting Shareholder fails to agree within 30 days of the making of such offer, the Company must, within 20 days thereafter institute a special proceeding in an appropriate court to determine the rights of Dissenting Shareholders and to fix the fair value of their shares. If the Company does not institute such a proceeding within such 20-day period, any Dissenting Shareholder may, within 30 days after such 20-day period expires, institute a proceeding for the same purpose. If such proceeding is not instituted by any Dissenting Shareholder within such 30-day period, all dissenters' rights will be extinguished unless the New York Supreme Court, for good cause shown, otherwise directs. All Dissenting Shareholders, other than those who agree with the Company as to the price to be paid for their shares, will be made parties to such proceeding.

     With respect to Dissenting Shareholders entitled to payment, the court will proceed to fix the value of the Company's Common Stock which will be the fair value as of the close of business on the day prior to the Meeting. In fixing the fair value of the shares of the Company's Common Stock, the court will consider the nature of the Charter Amendment and the effects on the Company and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.

The court will determine the fair value of such shares without a jury and without referral to an appraiser or referee. The final order by the court will include an allowance for interest (unless the court finds the refusal of any Dissenting Shareholder to accept the offer of the Company thereof as arbitrary, vexatious, or otherwise not in good faith) of such rate as the court finds to be equitable, accruing from the Effective Time to the date of payment.

     Each party in the appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by the Company against Dissenting Shareholders (including those who withdraw their Notice of Election) if the court finds that their refusal to accept the offer of the Company was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by Dissenting Shareholders may be assessed by the court in its discretion, against the Company if the fair value of the shares as determined by the court materially exceeds the amount which the Company offered to pay, the Company failed to follow certain procedures of the Appraisal Statute or such corporation's manner of compliance with the Appraisal Statue was arbitrary, vexatious or not otherwise in good faith.

     Within 60 days after the final determination of the proceeding, the Company will pay to each Dissenting Shareholder the amount found in such proceeding to be due such shareholder, upon surrender of certificates of the Company's Common Stock.

     Any shareholder who duly demands, prior to the Meeting, an appraisal in compliance with the Appraisal Statute will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to shareholders of record as of a date prior to the Effective Time.

     Failure to follow the steps required by the Appraisal Statute for perfecting appraisal rights may result in the loss of such rights. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE APPRAISAL STATUTE, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE CHARTER AMENDMENT SHOULD CONSULT THEIR LEGAL ADVISORS.


                                   PROPOSAL 5



                 APPROVAL OF THE ISSUANCE OF SHARES UNDERLYING


                     THE 1999 DEBENTURES AND 1999 WARRANTS



     On May 26, 1999, the Company consummated a private offering of securities for an aggregate purchase price of up to approximately $22.8 million (the "Oracle Offering"). The securities issued in the Oracle Offering consist of 5% convertible senior secured debentures (the "1999 Debentures") and common stock purchase warrants (the "1999 Warrants"). The 1999 Debentures and 1999 Warrants were issued by the Company pursuant to a certain Debenture and Warrant Purchase Agreement dated May 26, 1999 (the "Oracle Purchase Agreement") by and among the Company, Oracle Strategic Partners, L.P. ("Oracle") and such other investors in the Company's March 10, 1998 offering electing to participate in the Oracle Offering (inclusive of Oracle, collectively, the "Oracle Investor Group"). See Proposal 4 for a detailed discussion of the terms of the Oracle Purchase Agreement, the 1999 Debentures and 1999 Warrants.



     On the closing date of the Oracle Purchase Agreement, the Company issued 1999 Debentures in an aggregate principal amount of approximately $12,862,000, $5 million of which was invested by Oracle. Under the terms of the Oracle Purchase Agreement, Oracle is required to invest an additional $10 million in the form of the 1999 Debentures to be funded in two installments of $5 million each. The first installment of the additional $10 million Oracle investment will be funded upon the clearance by the FTC of a notification and report to be filed under the HSR Act and the filing of a charter amendment approved at the Company's 1998 Annual Shareholders Meeting granting voting rights to the holders of the Company's Debentures issued in the Galen Offering.The Company anticipates that this condition will be satisfied during July 1999. The second $5 million installment will be funded by Oracle upon the later to occur of (i) the Company's receipt of shareholder approval of Proposals 2, 3, 4 and 5 of this Proxy Statement, each of which relate to the Oracle Offering, and (ii) receipt of approval from the FDA for a product for which an Abbreviated New Drug Application has been filed with the FDA. The Company anticipates that this condition will be satisfied during the fourth quarter of 1999. In the event the Company does not receive FDA approval for such product on or before March 31, 2000, Oracle is under no obligation to fund the final investment installment.



     Assuming receipt of shareholder approval to Proposal 2 of this Proxy Statement, authorizing an amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares from 40,000,000 to 80,000,000 shares in order to provide, among other things, sufficient shares for issuance upon conversion of the 1999 Debentures and exercise of the 1999 Warrants, and assuming further that the conditions to Oracle's additional $10 million investment in the 1999 Debentures as contemplated in the Oracle Purchase Agreement are satisfied, the 1999 Debentures and 1999 Warrants would be convertible and exercisable, respectively, for an aggregate of approximately 20,902,396 shares of the Company's common stock. As of May 26, 1999, the closing date of the Oracle Offering, the Company had 14,286,440 shares of its common stock issued and outstanding.



     This Proposal 5 seeks the approval of the Company's shareholders to authorize the Company to issue shares of its common stock upon conversion of the 1999 Debentures and exercise of the 1999 Warrants to the extent the issuance of such shares would exceed 19.9% of the Company's issued and outstanding shares on the date of closing of the Oracle Purchase Agreement (2,843,001 shares of the Company's common stock). Under Amex Rule 713, a company that is listed on the Amex must obtain shareholder approval prior to issuing 20% or more of its then outstanding voting securities at less than the greater of book or market value of such securities. The market value of the Company's common stock on the closing date of the Oracle Purchase Agreement was $1.93 per share, and the conversion price of the 1999 Debentures and exercise price of one-half of the 1999 Warrants equal $1.404 per share (which the Company believes was the fair market value of the Company's common stock in March 1999 when the term sheet describing the material terms of the proposed Oracle Purchase Agreement was agreed upon between the Company and Oracle). As a result, and in accordance with Rule 713 of the Amex Rules, the Company is seeking shareholder approval to authorize the issuance of its common stock upon conversion of the 1999 Debentures and exercise the 1999 Warrants to the extent such issuance exceeds 19.9% of the Company's issued and outstanding on the date of closing of the Oracle Purchase Agreement.



     The 1999 Debentures and 1999 Warrants provide by their terms that pending the receipt of shareholder approval to this Proposal 5, the 1999 Debentures and 1999 Warrants may not be converted or exercised, respectively, for a number of shares which exceeds, in the aggregate, 2,857,288 shares of the Company's common stock (19.9% of the Company's issued and outstanding common stock on May 26, 1999, the closing date of the Oracle Purchase Agreement).



     In anticipation of the closing of the Oracle Offering, the Company discussed and provided written descriptions of the terms and structure of the Oracle Offering, including the conversion price of the 1999 Debentures and exercise prices of the 1999 Warrants and the limitations on the conversion and exercise of such securities pending the receipt of shareholder approval as provided in this Proposal 5. The Company was advised by Amex that the structure of the Oracle Offering, including the requirement to solicit shareholder approval under this Proposal 5, satisfies the Amex shareholder approval requirements.



     Assuming the receipt of shareholder approval of this Proposal 5 and Proposal 2 (increasing the Company's authorized shares), assuming further that the conditions to Oracle's additional $10 million investment pursuant to the Oracle Purchase Agreement are satisfied and assuming further that all the 1999 Debentures and 1999 Warrants are converted and exercised, respectively, the Company would have approximately 35,188,836 shares of Common Stock issued and outstanding.



     If the Company's shareholders do not approve this Proposal 5 and each of Proposal 2, 3 and 4 of this Proxy Statement, the Purchasers of the 1999 Debentures have the right to require that the Company redeem the 1999 Debentures at par plus accrued interest at 10% per annum during the period the 1999 Debentures were outstanding. In the event the shareholders do not approve these Proposals and the Purchasers of the 1999 Debentures exercise their redemption rights, the Company's financial condition and results of operations will be materially adversely effected. Reference is made to Proposal 4 of this Proxy Statement for a more detailed description of the terms of the Oracle Purchase Agreement, the 1999 Debentures and the 1999 Warrants and the redemption rights described above.

VOTE REQUIRED



     The affirmative vote of the holders of the majority of the Company's common stock, present in person or by proxy, and entitled to vote at the Meeting is required to approve this Proposal to authorize the Company to issue a number of shares exceeding 19.9% of the Company's issued and outstanding common stock as of May 26, 1999 upon conversion of the 1999 Debentures and exercise of the 1999 Warrants.



     Pursuant to the terms of the Oracle Purchase Agreement executed in connection with the Oracle Offering by and among the Company and the Oracle Investor Group, Galen and certain members of the Galen Investor Group have entered into an irrevocable proxy agreement with Oracle pursuant to which they have granted a designee of Oracle an irrevocable proxy to vote any shares of the Company's common stock or other voting securities held by them at the Meeting in connection with Proposals 1 through 5 of this Proxy Statement. If Oracle's designee elects to exercise this proxy, he must vote such shares in favor of each such Proposal. Oracle's designee has indicated that he intends to exercise the proxy and vote such shares in favor of the Proposals. Assuming clearance by the Federal Trade Commission of a notification and report to be filed under the Hart-Scott-Rodino Antitrust Improvements Act and the filing of an amendment to the Company's Certificate of Incorporation approved at the Company's 1998 Annual Shareholder's Meeting granting voting rights to the holders of the Company's Debentures issued in the Galen Offering, the proxies granted by Galen and the other members of the Galen Investor Group will represent approximately 52% of the voting rights under the Company's outstanding voting securities.



RECOMMENDATION OF THE BOARD OF DIRECTORS



     The Board of Directors recommends that the shareholders vote FOR the Proposal to authorize the Company to issue shares of its common stock upon conversion of the 1999 Debentures and exercise of the 1999 Warrants.



                                   PROPOSAL 6


       APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN

     On April 15, 1999, the board of Directors of the Company amended the 1998 Stock Option Plan (the "1998 Plan"), to increase the number of shares available for grant of options under the 1998 Plan from 2,600,000 to 3,600,000 shares. A copy of the 1998 Plan, as amended is set forth in Annex A to this Proxy Statement. The amendment to the 1998 Plan will not become effective unless it is approved by the holders of record of a majority of the shares of the Company's Common Stock. The 1998 Plan provides for the granting of stock options to the employees, officers, and consultants of the Company. Approximately 47 employees, officers and directors were eligible to participate in the 1998 Plan as of April 15, 1999. Except for the increase in the number of shares available for issuance thereunder, 1998 Plan remains unchanged.

     The 1998 Plan is intended to assist the Company in securing and retaining key employees and directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options to which Section 422 of the Code does not apply (collectively, the "Options"). The granting of Options will serve as partial consideration for and give key employees, directors and consultants an additional inducement to remain in the service of the Company and will provide them with an increased incentive to work for the Company's success.


     The Company currently maintains a 1984 Stock Option Plan and a 1995 Stock Option Plan. See "Compensation of Executive Officers and Directors -- Stock Option Plans." The 1984 Stock Option Plan terminated in March 1994 and no further stock options may be granted under such plan. As of May 31, 1999, Options to purchase an aggregate of 1,000,000 shares have been granted under the Company's 1995 Stock Option Plan, of which options for 116,127 shares had been exercised and options for 406,037 shares had been terminated or otherwise expired and been returned to the Plan. As of May 31, 1999, no shares remained available for issuance under the 1995 Stock Option Plan.

     The Board of Directors believes that it would be in the best interests of the Company for the shareholders to ratify the amendment to the 1998 Plan to increase the number of shares available for the grant of Options under the 1998 Plan from 2,600,000 to 3,600,000 shares. Shareholder approval of the Board's amendment to the 1998 Plan is required within twelve months of the Board's approval of the amendment. As of May 31, 1999, Options to purchase 2,199,950 shares of Common Stock had been reserved for exercise of options granted under the 1998 Plan, leaving 400,050 shares remaining available for the grant of Options under the 1998 Plan. As of May 31, 1999, no Options granted under the 1998 Plan had been exercised.


     The following discussion of the principle features and effects of the 1998 Plan, as amended, is qualified in its entirety by reference to the text of the 1998 Plan, as amended, set forth in Annex A attached hereto.

ADMINISTRATION

     The 1998 Plan is administered by the Stock Option Committee of the Board of Directors, consisting of not less than two members of the Board of Directors of the Company appointed by the Board. Each member of the Stock Option Committee will be a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Stock Option Committee will select the employees, directors and consultants who will be granted Options under the 1998 Plan and, subject to the provisions of the 1998 Plan, will determine the terms and conditions and number of shares subject to each Option. The Stock Option Committee will also make any other determinations necessary or advisable for the administration of the 1998 Plan and its determinations will be final and conclusive. The Stock Option Committee is currently comprised of Messrs. Skelly, Sumner and Smith.

SHARES SUBJECT TO THE 1998 PLAN


     The 1998 Plan authorizes the granting of either incentive stock options or non-incentive stock options to purchase in the aggregate up to 2,600,000 shares of the Company's Common Stock. The amendment to the 1998 Plan approved by the Board on April 15, 1999, subject to shareholder approval as provided in this Proposal, will increase the number of shares available for grant of Options under the 1998 Plan to 3,600,000 shares. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of the Company's Common Stock. Shares of the Company's Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the 1998 Plan will be restored to the number of shares available for issuance under the 1998 Plan. Assuming the receipt of shareholder approval for the adoption of the amendment to the 1998 Plan, 1,400,050 shares of common stock will remain available for issuance under the 1998 Plan (after giving effect to Options granted as of May 31, 1999 under the 1998 Plan).


ELIGIBILITY

     Any employee of the Company or any subsidiary of the Company shall be eligible to receive incentive stock options and non-qualified stock options under the 1998 Plan. Non-qualified stock options may be granted to employees as well as non-employee directors and consultants of the Company under the 1998 Plan as determined by the Board or the Stock Option Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (i) specify whether the Option is an incentive stock option or a non-qualified stock option and (ii) incorporate such other terms and conditions as the Board of Directors or the Stock Option Committee acting in its absolute discretion deems consistent with the terms of the 1998 Plan, including, without limitation, a restriction on the number of shares of Common Stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate fair market value of the Common Stock of the Company subject to a grant incentive stock options (determined as of the date such an incentive stock option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as non-incentive stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

EXERCISE PRICE OF OPTIONS


     Upon the grant of an Option to an employee, director or consultant of the Company, the Stock Option Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option price for incentive stock options shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary. Under the terms of the 1998 Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. Non-qualified stock options may be granted at less than fair market value of the Common Stock. "Fair market value" is determined by the Stock Option Committee based on the closing price of the Common Stock on the American Stock Exchange ("AMEX"). On May 25, 1999, the closing price of the Company's Common Stock, as reported by the AMEX, was $1.875.


TERMS

     All Options available to be granted under the 1998 Plan must be granted by April 16, 2008. The Stock Option Committee will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date granted. No incentive stock option granted to an employee who owns more than 10% of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant.

     The Options granted pursuant to the 1998 Plan shall not be transferable except (i) by will or the laws of descent and distribution and (ii) non-qualified options may be transferred in limited circumstances to immediate family members and family limited partnerships, with the consent of the Stock Option Committee.

EXERCISE OF OPTIONS

     Options granted to employees, directors or consultants under the 1998 Plan may be exercised during the optionee's lifetime only by the optionee during his employment or service with the Company or for a period not exceeding three months after voluntary termination, or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee's estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee's death. If such Option shall by its terms sooner expire, such Option shall not be extended as a result of the optionee's death.

     The consideration to be paid to the Company upon exercise of an Option may consist of any combination of cash, checks, promissory notes, shares of Common Stock, and/or any other forms of consideration permitted under New York law and approved by the Stock Option Committee and/or the Board of Directors. With the exception of the consideration received by the Company upon the exercise of Options granted under the 1998 Plan, no consideration is received by the Company for the granting or extension of any Options.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Certain Options granted under the 1998 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Set forth below is a general summary of certain of the principal Federal income tax consequences to participants and the Company of incentive stock options granted under the 1998 Plan.

     An employee to whom an incentive stock option is granted pursuant to the 1998 Plan will not recognize any compensation income and the Company will not recognize any compensation deductions, at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option price will constitute a tax preference item under the alternative minimum tax. If the employee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year maximum tax liability in the first future year he has regular tax liability.

     In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the "incentive stock option holding period requirements"). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     The non-qualified stock options which may be granted under the 1998 Plan are not intended to qualify as incentive stock options within the meaning of
Section 422 of the Code. An individual to whom a non-qualified stock option is granted pursuant to the 1998 Plan will generally not recognize any compensation income, and the Company will not realize any compensation deduction, at the time the non-qualified stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and the Company will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

     The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

     On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

PREVIOUSLY GRANTED OPTIONS


     As of May 31, 1999, the Company had granted options to purchase an aggregate of 2,199,950 shares of Common Stock under the 1998 Plan at a weighted average exercise price of $2.11 per share. Of such options, 476,413 shares and 1,723,537 shares were vested and unvested, respectively, and no Options granted under the 1998 Plan had been exercised. The following table sets forth information as of May 31, 1999 concerning option grants made during fiscal 1998 and the five months ended May 31, 1999, with respect to (i) each executive officer; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each person who has received or is to receive

5% of such options or rights; and (vi) all employees, including all current officers who are not executive officers, as a group:


                                                       OPTIONS GRANTED
                                                      DURING FISCAL 1998
                                                     AND THE THREE MONTHS    WEIGHTED AVERAGE
                                                      ENDED MAY 31,1999       EXERCISE PRICE
                                                     --------------------    ----------------
Michael K. Reicher.................................       1,100,000               $2.26
Peter Clemens......................................         286,100                1.94
Stephanie Heitmeyer................................          56,000                2.11
Jeryl Rubin........................................         216,000                2.40
Carol Whitney......................................          56,000                2.11
Robert Seiser......................................          56,000                2.11
William Skelly.....................................         130,000                2.24
William A. Sumner..................................          20,000                1.78
Alan J. Smith, Ph.D. ..............................          20,000                1.78
All current executive officers as a group (6
  persons).........................................       1,770,100                2.21
All current directors who are not executive
  officers as a group (6 persons)..................         170,000                2.13
All employees, including current officers who are
  not executive officers as a group (35 persons)...         199,850                1.31



     As of May 25, 1999, the market value of the Common Stock underlying the 1998 Plan was $1.875 per share.


AMENDMENTS AND DISCONTINUANCE OF THE 1998 PLAN

     The 1998 Plan can be amended, suspended or terminated at any time by action of the Company's Board of Directors except that no amendment to the 1998 Plan can be made without prior shareholder approval where such amendment would result in (i) any material increase in the total number of shares of Common Stock subject to the 1998 Plan, (ii) any change in the class of eligible participants for Options under the 1998 Plan, (iii) any material increase in the benefits accruing to participants under the 1998 Plan, or (iv) shareholder approval being required for continued compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company is required for the approval of the amendment to the 1998 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendment to the 1998 Plan.


                                   PROPOSAL 7


                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     There will also be submitted for consideration and voting at the Meeting the ratification of the appointment by the Company's Board of Directors of Grant Thornton LLP as independent certified public accountants for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 1999. The Board of Directors of the Company selected and approved the accounting firm of Grant Thornton LLP as independent certified public accountants to audit and report upon the Company's financial statements for the fiscal years ended December 31, 1984 through and including 1998. Grant Thornton has no direct or indirect financial interest in the Company.

     Representatives of Grant Thornton LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of May 31, 1999 for individuals or entities in the following categories: (i) each of the Company's Directors and nominees for Directors; (ii) the Chief Executive Officer and other executive officers of the Company whose total annual compensation for 1998 exceeded $100,000 (the "named executive officers"); (iii) all Directors and executive officers as a group; and
(iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.



                                                                 AMOUNT
                                                              BENEFICIALLY      PERCENT
NAME OF BENEFICIAL OWNER                                        OWNED(1)        OF CLASS
------------------------                                      ------------      --------
Galen Partners III, L.P. ...................................   27,009,093(2)     65.94%
  610 Fifth Avenue, 5th Floor
  New York, New York 10020
Galen Partners International III, L.P. .....................    2,762,695(3)     16.24%
  610 Fifth Avenue, 5th Floor
  New York, New York 10020
Oracle Strategic Partners, L.P. ............................    4,571,353(4)     24.24%
  712 Fifth Ave, 45th Floor
  New York, New York 10019
Credit Suisse Asset Management..............................    1,615,100        11.31%
  153 East 53rd Street
  New York, New York 10022
Hemant K. Shah and Varsha H. Shah...........................    1,548,874(5)      9.99%
  29 Christy Drive
  Warren, New Jersey 07059
Dennis Adams................................................    2,182,585(6)     13.73%
  c/o Delaware Investment Advisors
  One Commerce Square
  Philadelphia, Pennsylvania 19103
Harbour Investments, Ltd. ..................................      859,684(7)      5.91%
  c/o Strong Capital Management, Inc.
  100 Heritage Reserve
  Menomonee Falls, Wisconsin 53051
Strong Capital Management, Inc. ............................    1,483,798(8)     10.21%
  100 Heritage Reserve
  Menomonee Falls, Wisconsin 53051
Michael and Susan Weisbrot..................................    1,177,950(9)      7.77%
Michael K. Reicher..........................................      658,360(10)     4.41%
William Skelly..............................................      170,000(11)     1.18%
William A. Sumner...........................................       20,000(12)        *
Alan J. Smith, Ph.D.........................................       38,289(13)        *
Bruce F. Wesson.............................................           --            *
Srini Conjeevaram...........................................           --            *
Zubeen Shroff...............................................           --            *
Peter A. Clemens............................................      240,579(14)     1.66%
All Directors and executive officers as a group (12
  persons)..................................................    1,229,907(15)     7.96%


---------------
  * Represents less than 1% of the outstanding shares of the Company's Common Stock.

 (1) The information with respect to Hemant K. Shah and Varsha H. Shah, Dennis Adams, Michael and Susan Weisbrot, Harbour Investments, Ltd., Strong Capital Management, Inc. and Credit Suisse Asset Management, is based upon filings with the Commission and/or information provided to the Company.

 (2) Includes (i) 13,659,547 shares issuable upon conversion of 5% convertible senior secured debentures due March 2003 (the "Debentures"), (ii) 4,088,383 shares issuable upon exercise of common stock purchase warrants issued in connection with the Offering (the "Warrants"), (iii) 2,521,800 shares issuable upon conversion of the Notes issued in connection with the Bridge Loan Transactions, (iv) 884,254 shares issuable upon exercise of common stock purchase warrants issued in connection with the Bridge Loan Transactions, (v) 4,248,279 shares issuable upon conversion of the 5% convertible debentures due May 31, 2003 (the "1999 Debentures"), (vi) 1,204,966 shares issuable upon exercise of warrants issued in the Oracle Offering (the "1999 Warrants") and (vii) 20,000 shares issuable upon exercise of stock options.



 (3) Includes (i) 1,476,158 shares issuable upon conversion of Debentures, (ii) 441,822 shares issuable upon exercise of Warrants, (iii) 225,792 shares issuable upon the conversion of the Notes issued in connection with the Bridge Loan Transaction, (iv) 81,291 shares issuable upon exercise of common stock purchase warrants issued in connection with the Bridge Loan Transactions, (v) 360,454 shares issuable upon conversion of the 1999 Debentures, (vi) 108,800 shares issuable upon exercise of the 1999 Warrants and (vii) 20,000 shares issuable upon exercise of stock options.



 (4) Includes (i) 3,561,253 shares issuable upon conversion of the 1999 Debentures, and (ii) 1,010,100 shares issuable upon exercise of the 1999 Warrants.



 (5) Includes (i) 874,630 shares issuable upon conversion of Debentures, (ii) 261,782 shares issuable upon exercise of Warrants, (iii) 61,539 shares issuable upon conversion of 10% convertible subordinated debentures issued by the Company in August, 1996 (the "August Debentures"), and (iv) 16,500 shares issuable upon exercise of common stock purchase warrants.



 (6) Includes (i) 1,033,654 shares issuable upon conversion of Debentures, (ii) 300,938 shares issuable upon exercise of Warrants, (iii) 213,675 shares issuable upon conversion of the 1999 Debentures, and (iv) 60,606 shares issuable upon exercise of the 1996 Warrants. The information with respect to Mr. Adams is based upon a Schedule 13G dated March 23, 1998.



 (7) Includes 246,154 shares issuable upon conversion of the August Debentures.



 (8) Strong Capital Management, Inc. ("SCMI") has, and Richard Strong, a principal of SCMI, may be deemed to have, either sole voting power and/or sole dispositive power over the listed shares. Includes all shares beneficially owned by Harbour Investments Ltd., of which SCMI is the advisor, and all shares beneficially owned by other entities owning less than 5% of the Company's common stock which are advised by SCMI. The information with respect to Mr. Strong and SCMI is based upon a Schedule 13G dated February 11, 1999.



 (9) Includes (i) 265,039 shares issuable upon conversion of Debentures, (ii) 79,327 shares issuable upon exercise of Warrants, (iii) 27,389 shares issuable upon exercise of common stock purchase warrants issued in connection with the Bridge Loan Transactions, (iv) 402,027 shares issuable upon conversion of the 1999 Debentures and (v) 114,030 shares issuable upon exercise of the 1999 Warrants.



(10) Includes (i) 265,038 shares issuable upon conversion of Debentures, (ii) 75,174 shares issuable upon exercise of Warrants and (iii) 312,500 shares subject to currently exercisable common stock purchase options.



(11) Includes 130,000 shares subject to currently exercisable common stock purchase options.



(12) Includes 20,000 shares subject to currently exercisable common stock purchase options.



(13) Includes (i) 20,000 shares subject to currently exercisable common stock purchase options, (ii) 8,834 shares issuable upon conversion of Debentures,
     (iii) 2,645 shares issuable upon exercise of Warrants, (iv) 6,010 shares issuable upon conversion of Notes issued in connection with the Bridge Loan Transactions, and (v) 800 shares issuable upon exercise of common stock purchase warrants issued in connection with the Bridge Loan Transactions.



(14) Includes (i) 88,346 shares issuable upon conversion of Debentures, (ii) 25,058 shares issuable upon exercise of Warrants and (iii) 125,000 shares subject to currently exercisable common stock purchase options.

(15) Includes 1,182,084 shares which Directors and executive officers have the right to acquire within the next 60 days through the conversion of Debentures, exercise of Warrants, conversion of Notes, exercise of Bridge Warrants and the exercise of outstanding options.


                                    GENERAL

     Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. The Company does not expect to pay any compensation for the solicitation of proxies.


     Copies of the Company's Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Halsey Drug Co., Inc., 695 North Perryville Road, Crimson Building No. 2, Rockford, Illinois 61107, Attention: Mr. Peter Clemens, Vice President and Chief Financial Officer.


     The Company hereby incorporates by reference into this Proxy Statement the following documents filed with the Commission pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):


          (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998;



          (b) The Company's Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 1999; and



          (c) All other reports and other documents filed by the Company pursuant to Section 13(e) or 15(d) of the Exchange Act subsequent to March 31, 1999 and prior to the date of the Meeting or such later date or dates to which the Meeting may be adjourned.



     All properly executed proxies delivered pursuant to this solicitation by the Company and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to (i) voting on the authorization to amend the Company's Charter to increase the number of authorized shares of common stock, (ii) voting on the authorization to amend the Company's Charter to increase the size of the Board of Directors, (iii) voting on the authorization to amend the Company's Charter to provide voting rights to the holders of the 1999 Debentures, (iv) voting on the authorization to issue shares of the Company's Common Stock upon conversion of the 1999 Debentures and exercise of the 1999 Warrants, (v) voting on the approval of an amendment to the Company's 1998 Stock Option Plan and (vi) the ratification of the Company's independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on each of such proposals. Shareholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, FOR the authorization to amend the Company's Charter to increase the number of authorized shares of common stock, FOR the authorization to amend the Company's Charter to increase the size of the Board of Directors, FOR the authorization to amend the Company's Charter to provide voting rights to the holders of the 1999 Debentures, FOR the authorization to issue the Company's Common Stock upon conversion of the 1999 Debentures and exercise of the 1999 Warrants, FOR the adoption of the amendment to the Company's 1998 Stock Option Plan, and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999.


                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company on or before January 31, 2000 in order to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          PETER CLEMENS,
                                          Secretary


[July 7], 1999

                                                                         ANNEX A

                             HALSEY DRUG CO., INC.

                           1998 STOCK OPTION PLAN(1)

     1. PURPOSES. The Plan described herein, as amended and restated, shall be known as the "Halsey Drug Co., Inc. 1998 Stock Option Plan" (the "Plan"). The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company or its Subsidiaries (as defined in Section 2 below) to whom Option's may be granted under this Plan, and to promote the success of the Company's business.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-ISO's," at the discretion of the Board and as reflected in the terms of the written option agreement.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:

     (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Committee appointed under Section 4(a) hereof.

     (d) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

     (e)  "Company" shall mean Halsey Drug Co. Inc., a New York corporation.

     (f) "Continuous Service or Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

     (g)  "Director" shall mean any person serving on the Board of Directors.

     (h) "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither

---------------

(1) Amended by the Board of Directors on April 15, 1999 to increase the number of shares available for grant under the Plan from 2,600,000 shares to 3,600,000 shares. Amendment subject to ratification by the Company's shareholders at the Company's 1999 Annual Shareholders Meeting.

    being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (l) "Non-ISO" shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code.

     (m) "Option" shall mean a stock option granted pursuant to the Plan.

     (n)  "Optioned Stock" shall mean the Common Stock subject to an Option.

     (o) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

     (p) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (q) "Plan" shall mean this Halsey Drug Co. Inc. 1998 Stock Option Plan, as amended from time to time.

     (r) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

     (s) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

     (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (u) "Ten Percent Shareholder" shall means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

     3.  STOCK AUTHORIZED.

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is three million six hundred thousand (3,600,000) shares of authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     4.  ADMINISTRATION.

     (a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a "Non-Employee

Director" within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

     A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Non-ISO's; (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
(vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company's Board of Directors, including members of the Committee, and in such regard may determine:

          (i) the time at which any such Option shall be granted;

          (ii) the number of Shares covered by any such Option;

          (iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

          (iv) the provisions of the agreement relating to any such Option; and

          (v) the Option Price of Shares subject to an Option granted such Board member.

     (d) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Non-ISO's may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO's. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

     6. EFFECTIVE DATE AND TERM OF PLAN. The effective date of this Plan ("Effective Date") shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

     Subject to the provisions of Section 13 hereof, no Option shall be granted under this Plan on or after the earlier of

     (1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

     (2) the date on which all of the Common Stock reserved for issuance under
Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

     7. TERM OF OPTION. An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted him or her shall not be exercisable after the expiration of five years from the date of grant or such earlier expiration as provided in the particular Option agreement.

     8.  EXERCISE PRICE AND CONSIDERATION.

     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-ISO, the per Share exercise price shall be determined by the Board on the date of grant.

          (iii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to
     Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under New York law.

     If the optionee desires to pay for the optioned shares, in whole or in part, by conversion of Shares, Optionee shall be entitled upon exercise of the Option to receive that number of Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A) where:

     (A) = the Fair Market Value of one Share of Common Stock on the date of = conversion.

     (B)  = the Option Price for one Share of Common Stock subject to an Option.

     (X) = the Number of Shares of Common Stock issuable upon exercise of the Option if exercised for cash;

provided, if the above calculation results in a negative number, then no Shares shall be issued or issuable upon conversion of the Option. Any payment made in Shares of the Company's Common Stock shall be treated as equal to the Fair Market Value of such Common Stock on the date the properly endorsed certificate for such Common Stock is delivered to the Committee (or its delegate).

     9.  EXERCISE OF OPTION.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO's. Non-ISO's granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee's status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Stock Option Agreement.

     (c) Termination of Service as an Employee with Respect to Incentive Stock Options. If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) Disability of Optionee. Notwithstanding the provisions of Section 9(c) above, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (e) Death of Optionee.  In the event of the death of an Optionee:

          (i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

          (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  TRANSFERABILITY OF OPTIONS.

     (a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

     (b) The Committee may, in its discretion, authorize all or a portion of the Non-ISO's to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Non-ISO Stock Option Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, (z) subsequent transfers of transferred Options shall be prohibited except those made by will or by the laws of descent or distribution, and (zz) such transfer is approved in advance by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term "Optionee" shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Stock Option Agreement.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     12. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN. (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

          (ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

          (iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

     (b) Shareholder Approval. Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

     17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

     18. MISCELLANEOUS PROVISIONS. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

     19. OTHER PROVISIONS. The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

     20. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     21. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     22. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     23. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

     24. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     25. HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

     26. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

Dated: April 16, 1998

                                                                         ANNEX B

                       NEW YORK BUSINESS CORPORATION LAW
                                  SECTION 623

                    PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT
                         TO RECEIVE PAYMENT FOR SHARES

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph
     (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified there or; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

             (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

             (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

                (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

                (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

             (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

             (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

             (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-86.)

                                                                PRELIMINARY COPY

                              HALSEY DRUG CO., INC.

                                      PROXY

      The undersigned hereby appoints MICHAEL REICHER and WILLIAM SKELLY, and each of them, with full power of substitution as proxies for the undersigned, to attend the annual meeting of shareholders of Halsey Drug Co., Inc. to be held at [the LaGuardia Airport Marriott, 102-02 Ditmars Boulevard, Queens, New York on [Friday], [August 6], 1999 at 10:00 a.m., Eastern Time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

      1. [ ] FOR, or [ ] WITHHOLD AUTHORITY to vote for the following nominees for election as directors:

            William Skelly; Michael K. Reicher; Peter Clemens; Alan J. Smith, Ph.D.; William A. Sumner; Bruce F. Wesson; Srini Conjeevaram; Zubeen Shroff; and Joel D. Liffman

      (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

      --------------------------------------------------------------------------
      2. Approval of the proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares;

                     [ ] FOR, or [ ] AGAINST, or [ ] ABSTAIN

      3. Approval of the proposal to amend the Certificate of Incorporation of the Company to increase the size of the Board of Directors from a maximum of eight (8) to a maximum of eleven (11) directors;

                     [ ] FOR, or [ ] AGAINST, or [ ] ABSTAIN

      4. Approval of the proposal to amend the Certificate of Incorporation of the Company to provide the holders of the Company's 5% convertible senior secured debentures due May 31, 2003 with the right to vote on all matters submitted to a vote of shareholders of the Company;

                     [ ] FOR, or [ ] AGAINST, or [ ] ABSTAIN

      5. Approval of the proposal to authorize the issuance of the Company's Common Stock issuable upon conversion of the Company's 5% convertible senior secured debentures due March 15, 2003 and exercise of Common Stock purpose warrants issued pursuant to the Debenture and Warrant Purchase Agreement dated May 26, 1999 by and among the Company, Oracle Strategic Partners, L.P. and other purchasers listed on the signature page thereto;

                     [ ] FOR, or [ ] AGAINST, or [ ] ABSTAIN

      6. Approval of the proposal to adopt an amendment to the Company's 1998 stock option plan;

                     [ ] FOR, or [ ] AGAINST, or [ ] ABSTAIN

      7. Ratification of Grant Thornton LLP as the Company's independent accountants for the current fiscal year;

                     [ ] FOR, or [ ] AGAINST, or [ ] ABSTAIN

      8. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

                          (CONTINUED ON THE OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

      THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AS WELL AS FOR THE PROPOSALS LISTED IN ITEMS 2, 3, 4, 5, 6 and 7.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                    Receipt of Notice of Annual Meeting of
                                    Shareholders and Proxy Statement dated [July
                                    7,] 1999 is hereby acknowledged:

                                    Dated __________________, 1999

                                    __________________________________

                                    __________________________________

                                    __________________________________
                                           Signature(s)

                                    (PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES
                                    APPEAR HEREON, INDICATING, WHERE PROPER,
                                    OFFICIAL POSITION OR REPRESENTATIVE
                                    CAPACITY.)